                                  SCHEDULE 14A

                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             TRAVELERS PROPERTY CASUALTY CORP.
--------------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

                                         N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

              [LOGO]
TRAVELERS PROPERTY CASUALTY CORP.

One Tower Square
Hartford, Connecticut 06183

                                                                  March 22, 1999

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Travelers Property Casualty Corp. on Tuesday, April 20, 1999. The meeting will be held in the Citigroup Inc. auditorium at 399 Park Avenue, New York, New York, at 2:30 p.m. local time.

    At this meeting of stockholders, we will be voting on the election of directors, the appointment of auditors, the adoption of a new stock incentive plan and an amendment to the executive option plan. Please take the time to read carefully each of the proposals for stockholder action described in the proxy materials.

    Thank you for your continued support of our Company.

    Sincerely,

/s/ Robert I. Lipp                        /s/ Jay S. Fishman
Robert I. Lipp                            Jay S. Fishman
CHAIRMAN OF THE BOARD                     PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                       TRAVELERS PROPERTY CASUALTY CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of Travelers Property Casualty Corp. (the "Company") will be held in the auditorium of Citigroup Inc., 399 Park Avenue, New York, New York, on Tuesday, April 20, 1999 at 2:30 p.m. local time, for the following purposes:

    ITEM 1. To elect eight directors to the Board;

    ITEM 2. To ratify the selection of the Company's independent auditors for 1999;

    ITEM 3. To approve and adopt the Travelers Property Casualty Corp. 1999 Stock Incentive Plan;

    ITEM 4. To approve and adopt an Amendment to the Travelers Property Casualty Corp. 1996 Executive Option Plan;

    and to transact such other business as may properly come before the Annual Meeting.

    The Board of Directors has set the close of business on March 3, 1999 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be maintained at the headquarters of Citigroup Inc., 153 East 53(rd) Street, New York, New York prior to the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting.

                                    By Order of the Board of Directors

                                    /s/ James M. Michener

                                    James M. Michener
                                    SECRETARY

March 22, 1999

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE OR THAT YOU REGISTER YOUR VOTE BY TELEPHONE OR BY THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                       TRAVELERS PROPERTY CASUALTY CORP.
                                ONE TOWER SQUARE
                          HARTFORD, CONNECTICUT 06183

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is being furnished to stockholders of Travelers Property Casualty Corp. (the "Company" or "TAP") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held in the auditorium of Citigroup Inc. (formerly Travelers Group Inc.) ("Citigroup"), 399 Park Avenue, New York, New York, on Tuesday, April 20, 1999, at 2:30 p.m. local time, and at any adjournments or postponements of such meeting. This Proxy Statement and the accompanying proxy card are being mailed beginning on or about March 22, 1999, to stockholders of the Company on March 3, 1999, the record date for the Annual Meeting (the "Record Date"). Employees of the Company who are participants in one or more of the Company's benefit plans may receive this Proxy Statement and their proxy cards separately. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 will be delivered to stockholders prior to or concurrently with the mailing of the proxy material.

    Stockholders of the Company are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose or vote your shares by telephone or by the Internet by following the instructions on your proxy card (except under the very limited circumstances in which telephonic or Internet voting is not available). You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date. If you attend the Annual Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

VOTING RIGHTS

    As of the Record Date, the outstanding stock of the Company entitled to receive notice of and to vote at the Annual Meeting consisted of 63,388,266 shares of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock") and 328,020,170 shares of the Company's Class B common stock, par value $.01 per share (the "Class B Common Stock", and, together with the Class A Common Stock, the "Common Stock"). All of the issued and outstanding shares of Class B Common Stock are held by The Travelers Insurance Group Inc. ("TIGI"), an indirect wholly-owned subsidiary of Citigroup. On October 8, 1998, Citicorp merged with a wholly-owned subsidiary of Travelers Group Inc. ("Travelers Group") and Travelers Group changed its name to Citigroup Inc. Each share of Class A Common Stock is entitled to one vote on each matter that is voted on at the Annual Meeting, and each share of Class B Common Stock is entitled to 10 votes on each matter that is voted on at the Annual Meeting. The Class A Common Stock and the Class B Common Stock will vote together as a single class on all matters scheduled to be voted on at the Annual Meeting. Neither the Class A Common Stock nor the Class B Common Stock is entitled to cumulative voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    To the best knowledge of the Company, as of the Record Date no person "beneficially owned" (as that term is defined by the Securities and Exchange Commission (the "SEC")) more than 5% of any class of the Common Stock outstanding and entitled to vote at the Annual Meeting, except:

                                                                                                                      PERCENTAGE
                                                                                                                       OF VOTING
                                                    NUMBER OF SHARES      PERCENTAGE OF CLASS (2)   PERCENTAGE OF      POWER OF
                                                   BENEFICIALLY OWNED                                OUTSTANDING      OUTSTANDING
               NAME AND ADDRESS                  -----------------------  ------------------------     COMMON           COMMON
            OF BENEFICIAL OWNER (1)               CLASS A     CLASS B       CLASS A      CLASS B        STOCK            STOCK
-----------------------------------------------  ---------  ------------  -----------  -----------  -------------  -----------------
Citigroup Inc. (3).............................              328,020,170                     100%         83.8%              98%
153 East 53(rd) Street
New York, New York 10043

FMR Corp.......................................  6,030,330                     9.51%                      1.54%                *
82 Devonshire Street
Boston, MA 02109

Goldman, Sachs & Co. and.......................  3,500,301                     5.52%                          *                *
The Goldman Sachs Group, L.P.
85 Broad Street
New York, New York 10004

Morgan Stanley Dean Witter & Co................  3,391,626                     5.35%                          *                *
1585 Broadway
New York, New York 10036

John Hancock Mutual Life
Insurance Company..............................  3,796,410                     5.99%                          *                *
John Hancock Place
P.O. Box 111
Boston, Massachusetts 02117

------------------------------

*   Less than 1%

(1) Based on Schedules 13G filed with the SEC by such beneficial owners in February 1999 and/or information otherwise available to the Company.

(2) Calculated on the basis of the number of shares of each class of Common Stock outstanding and entitled to vote at the Annual Meeting as of the Record Date.

(3) The record owner of these shares is TIGI. Citigroup indirectly owns 100% of the outstanding capital stock of TIGI. The 328,020,170 shares of Class B Common Stock are immediately convertible into 328,020,170 shares of Class A Common Stock.

QUORUM; VOTING PROCEDURES

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock issued, outstanding and entitled to vote shall constitute a quorum. Pursuant to applicable Delaware law, only votes cast "for" a matter constitute affirmative votes. Votes "withheld" or abstaining from voting are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as negative votes or votes "against" a particular matter. The votes required with respect to the items set forth in the Notice of Annual Meeting of Stockholders are set forth in the discussion of each item herein.

    As of the Record Date, TIGI owned shares representing more than 98% of the total voting power of the Common Stock. As such, the affirmative vote of the shares of Common Stock held by TIGI is sufficient to ensure the election of the nominees to the Board of Directors named herein, ratification of the selection of KPMG LLP (formerly KPMG Peat Marwick LLP) as the Company's independent auditors for 1999, approval and adoption of the Travelers Property Casualty Corp. 1999 Stock Incentive Plan (the "1999 Incentive Plan") and approval and adoption of an amendment to the Travelers Property Casualty Corp. Executive Option Plan (the "Executive Option Plan"). The Company has been advised that TIGI intends to vote all of its shares of Common Stock in favor of each of the proposals set forth in this Proxy Statement.

    Unless contrary instructions are indicated on the proxy card or a vote registered telephonically or by the Internet, all shares of Common Stock represented by valid proxies will be voted FOR all of the items listed on the proxy card and described below, and will be voted in the discretion of the persons designated as proxies in respect of such other business, if any, as may properly be brought before the Annual Meeting. As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than those matters referred to herein. If you give specific voting instructions by checking the boxes on the proxy card or by voting telephonically or by the Internet, your shares of Common Stock will be voted in accordance with such instructions.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of February 28, 1999, the Common Stock ownership of each director and certain executive officers of the Company. As of February 28, 1999, the directors and the executive officers of the Company as a group (18 persons) beneficially owned 302,097 shares of Class A Common Stock (or approximately .009% of the total voting power of the Common Stock outstanding and entitled to vote at the Annual Meeting).

    As of February 28, 1999, no individual director or executive officer beneficially owned one percent or more of the Class A Common Stock outstanding and entitled to vote at the Annual Meeting. As of February 28, 1999, no individual director or executive officer beneficially owned any shares of Class B Common Stock. Except as otherwise expressly stated in the footnotes to the following table, beneficial ownership of shares means that the beneficial owner thereof has sole voting and investment power over such shares.

    No options have been granted to any officer or director of the Company which are exercisable for shares of Common Stock of the Company.

                                                                              AMOUNT AND NATURE OF BENEFICIAL
                                                                                         OWNERSHIP
                                                                                      NUMBER OF SHARES
                                                                                     OF CLASS A COMMON
NAME                                                                            STOCK BENEFICIALLY OWNED(1)
------------------------------------------------------------------------  ----------------------------------------
Kenneth J. Bialkin......................................................                      8,394
  Director
Charles J. Clarke.......................................................                     19,336
  Executive Officer
Leslie B. Disharoon.....................................................                        816
  Director
Jay S. Fishman..........................................................                     38,323
  Director and Chief Executive Officer
William Hannon..........................................................                     14,393
  Executive Officer
Robert I. Lipp..........................................................                    148,126
  Director and Chairman of the Board
Stanton F. Long.........................................................                      6,358
  Executive Officer
Dudley C. Mecum.........................................................                      5,769
  Director
Roberto G. Mendoza (2)..................................................                      2,379
  Director
Frank J. Tasco..........................................................                      6,644
  Director
Sanford I. Weill........................................................                      4,100
  Director
Arthur Zankel...........................................................                      6,379
  Director

All Directors and Executive Officers
  as a group (18 persons)(3)............................................                    302,097

------------------------

(1) This information includes, as of February 28, 1999, the following shares which are also deemed "beneficially owned": (i) the following number of shares of Class A Common Stock granted in payment of directors' fees to nonemployee directors under the Travelers Property Casualty Corp. Amended and Restated Plan for Non-Employee Directors, but receipt of which is deferred: Mr. Bialkin, 4,019, Mr. Disharoon, 816, Mr. Mecum, 4,019 and Mr. Tasco, 4,019; (ii) the following number of shares of Class A Common Stock held under the Travelers Group 401(k) Savings Plan (the "Savings Plan"), as to which the holder has voting power but not dispositive power: Mr. Clarke, 4,315 and Mr. Fishman, 3,490; and (iii) the following number of shares of Class A Common Stock awarded pursuant to the Travelers Property Casualty Corp. Capital Accumulation Plan (the "CAP Plan"), as to which the holder may direct the vote but which remain subject to forfeiture and certain restrictions on disposition: Mr. Clarke, 15,038; Mr. Fishman, 31,847; Mr. Hannon, 9,493; Mr. Lipp, 70,026 and Mr. Long, 6,358.

(2) All of such shares are held by J.P. Morgan Capital Corporation, a subsidiary of Mr. Mendoza's employer, in accordance with its corporate policy.

(3) This information also includes as "beneficially owned" (i) an aggregate of 13,173 shares of Class A Common Stock held under the Savings Plan, as to which the respective holders have voting power but not dispositive power, and (ii) an aggregate of 161,740 shares of Class A Common Stock awarded under the CAP Plan, as to which the respective holders may direct the vote but which shares remain subject to forfeiture and certain restrictions on disposition.
                            ------------------------

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("Section 16(a) Persons"), to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange, Inc. (the "NYSE"), and to furnish the Company with copies of all such forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 1998, each of its officers, directors and greater than ten percent stockholders complied with all such applicable filing requirements, except that due to an administrative oversight of the Company, the initial filing for Anil M. Khanna, an executive officer, was late.

                                    ITEM 1:
                             ELECTION OF DIRECTORS

    The Board has set the number of directors at 8. The terms of all of the directors currently serving on the Board expire at the Annual Meeting. All of the directors currently serving on the Board have been nominated by the Board of Directors for re-election to one-year terms at the Annual Meeting, other than Roberto Mendoza who will not stand for election.

    Each nominee elected will hold office until the Annual Meeting of Stockholders to be held in 2000 and until a successor has been duly elected and qualified, unless prior to such meeting a director shall resign, or his directorship shall become vacant due to his death or removal.

    The following information with respect to the principal occupation and business experience and other affiliations of the directors during the past five years has been furnished to the Company by the directors. All ages are given as of the Record Date.

    The mandatory retirement age for all members of the Board of Directors is 75.

    The following eight individuals have been nominated for election at the Annual Meeting for a term ending 2000:

KENNETH J. BIALKIN      PARTNER
69                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                        -          Joined Skadden, Arps, Slate, Meagher & Flom LLP in 1988
                        -          TAP director since 1996
                        -          Travelers Group director since 1986
                        -          Other Directorships: Citigroup, The Municipal Assistance
                                     Corporation for the City of New York, Oshap Technologies,
                                     Ltd., Tecnomatix Technologies Ltd. and Sapiens International
                                     Corporation N.V.
                        -          Other Activities: Carnegie Hall, New School University (Visiting
                                     Committee, Graduate Faculty), American Jewish Historical
                                     Society (President), America-Israel Friendship League
                                     (Chairman) and Council on Foreign Relations

LESLIE B. DISHAROON     FORMER CHAIRMAN OF THE BOARD, PRESIDENT
66                      AND CHIEF EXECUTIVE OFFICER
                        MONUMENTAL CORPORATION
                        -          Chairman of the Board, President and Chief Executive Officer of
                                     Monumental Corporation--1978 to 1988
                        -          TAP director since 1998
                        -          Travelers Group director--1986 to 1998
                        -          Other Directorships: Aegon USA, Inc., GRC International Inc.,
                                     M.S.D. & T. Funds, Inc. and Caves Valley Club Inc. (Chairman)
[PHOTO]

JAY S. FISHMAN          CHIEF EXECUTIVE OFFICER
46                      PRESIDENT
                        TRAVELERS PROPERTY CASUALTY CORP.
                        -          Joined Travelers Group--1989
                        -          Chief Financial Officer, Travelers Group's Consumer Financial
                                     Services Group--1989 to 1991
                        -          Treasurer, Travelers Group--1991 to 1993
                        -          Chief Financial Officer, TIGI--1993
                        -          Vice Chairman, TIGI--1995
                        -          Chief Administrative Officer, TIGI--1996
                        -          Vice Chairman and Chief Administrative Officer, TAP--1996 to
                                   1998
                        -          Chief Operating Officer, Commercial Lines--1996 to 1998
                        -          Chief Executive Officer and President, Commercial Lines--1998
                        -          Chief Executive Officer and President, TAP--1998
                        -          TAP director--1998
                        -          Other Activities: Connecticut Public Broadcasting, Inc.
                                   (Trustee)
[PHOTO]

ROBERT I. LIPP          CHAIRMAN OF THE BOARD
60                      TRAVELERS PROPERTY CASUALTY CORP.
                        -          Joined Travelers Group--1986
                        -          Executive Vice President, Travelers Group and its corporate predecessor--1986 to 1991
                        -          Chairman and Chief Executive Officer, Travelers Group's Consumer
                                     Financial Services Group--1991 to 1993
                        -          Vice Chairman and director, Travelers Group--1991 to 1998
                        -          Chairman of the Board and Chief Executive Officer, TIGI--1993
                        -          Chief Executive Officer and President, TAP--1996 to 1998
                        -          Chairman of the Board, TAP--1996
                        -          Director, TAP--1996
                        -          Co-Chief Executive Officer, Global Consumer Businesses,
                                     Citigroup-- 1998
                        -          Other Directorships: The New York City Ballet (President), the
                                     Wadsworth Atheneum, the Massachusetts Museum of Contemporary
                                     Art and Dance-On Inc. (Chairman)
                        -          Other Activities: Williams College (Finance Committee)
[PHOTO]
DUDLEY C. MECUM         MANAGING DIRECTOR
64                      CAPRICORN HOLDINGS, LLC
                        -          Managing Partner, KPMG LLP (New York office)--1979 to 1985

                        -          Partner, G.L. Ohrstrom & Co.--1989 to 1996
                        -          Managing Director, Capricorn Holdings, LLC--1997
                        -          TAP director since 1996
                        -          Travelers Group director since 1986
                        -          Other Directorships: Citigroup, Dyncorp, Vicorp Restaurants,
                                     Inc., Lyondell Companies, Inc., Suburban Propane Partners, MLP
                                     and CCC Information Services, Inc.
[PHOTO]

FRANK J. TASCO          RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
71                      DIRECTOR
                        MARSH & MCLENNAN COMPANIES, INC.
                        -          Travelers Group director--1992 to 1998
                        -          TAP director since 1996
                        -          Other Directorships: Angram Inc. (Chairman of the Board)
                        -          Other Activities: Phoenix House Foundation, Catholic Health
                                     Council of the Archdiocese of Rockville Centre (Chairman),
                                     Council on Foreign Relations, the Lincoln Center Consolidated
                                     Corporate Fund Leadership Committee, the Foreign Policy
                                     Association, New York University (Trustee), the Inner-City
                                     Scholarship Fund (Trustee), President Bush's Drug Advisory
                                     Council and New York Drugs Don't Work (Founder)
[PHOTO]
SANFORD I. WEILL        CHAIRMAN
65                      CO-CHIEF EXECUTIVE OFFICER
                        CITIGROUP INC.
                        -          Founding Partner, Shearson Lehman Brothers Inc.'s predecessor partnership--1960 to 1965
                        -          Chairman of the Board and Chief Executive Officer, or a
                                     principal executive officer, Shearson Lehman Brothers
                                     Inc.--1965 to 1984
                        -          Chairman of the Board, Shearson Lehman Brothers Holdings Inc.--
                                     1984 to 1985
                        -          Chairman of the Board and Chief Executive Officer, American
                                     Express Insurance Services, Inc.--1984 to 1985
                        -          President, American Express Company--1983 to 1985
                        -          Chairman of the Board and Chief Executive Officer, Travelers
                                     Group (and its predecessor)--1986
                        -          President--1986 to 1991
                        -          Chairman and Co-Chief Executive Officer, Citigroup--1998
                        -          Travelers Group director since 1986
                        -          TAP director since 1996
                        -          Other Directorships: Citigroup, AT&T Corp. and E.I. du Pont de
                                     Nemours & Company
                        -          Other Activities: The Business Roundtable, The Business Council,
                                     Board of Trustees, Carnegie Hall (Chairman), Baltimore
                                     Symphony Orchestra (director), Board of Governors of New York
                                     Hospital, Board of Overseers of the Joan and Sanford I. Weill
                                     Medical College & Graduate School of Medical Sciences of
                                     Cornell University (Chairman), The New York and Presbyterian
                                     Hospitals (Trustee), Cornell University's Johnson Graduate
                                     School of Management Advisory Board, Cornell University
                                     (Trustee Emeritus), National

                                     Academy Foundation (Chairman), United States Treasury
                                     Department's Working Group on Child Care
[PHOTO]

ARTHUR ZANKEL           GENERAL PARTNER
67                      FIRST MANHATTAN CO.
                        -          Joined First Manhattan Co.--1965
                        -          Travelers Group director since 1986
                        -          TAP director since 1996
                        -          Other Directorships: Citigroup, Vicorp Restaurants, Inc. and
                                     Fund American Enterprises Holdings, Inc.
                        -          Other Activities: Skidmore College (Trustee), Carnegie Hall
                                     (Trustee), New York Foundation (Trustee) and UJA-Federation
                                     (Trustee)
[PHOTO]

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors met five times during 1998. Each director attended at least 75 percent of the meetings of the Board of Directors and Board Committees of which he was a member during 1998 during the period that he served as a director.

COMMITTEES OF THE BOARD OF DIRECTORS

    The following are the current members and functions of the standing committees of the Board of Directors.

    EXECUTIVE COMMITTEE. The members of the Committee are Messrs. Lipp (Chairman), Bialkin, Fishman, Weill, and Zankel. The Committee meets in place of the full Board of Directors when scheduling makes it difficult to convene all of the directors or when issues arise requiring immediate attention. The Committee met twice during 1998.

    AUDIT COMMITTEE. The members of the Committee are Messrs. Mecum (Chairman), Disharoon and Tasco. The Committee, composed entirely of non-management directors, reviews the audit plans and findings of the independent auditors and the Company's internal audit and risk review staff, the results of regulatory examinations, and tracks management's corrective action plans where necessary. It reviews the Company's accounting policies and controls; compliance programs as well as significant tax and legal matters; and recommends to the Board the annual appointment of independent auditors. It also reviews the Company's risk management processes. The Committee met four times during 1998.

    NOMINATIONS, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE. The members of the Committee are Messrs. Zankel (Chairman), Mendoza and Bialkin. The Committee, composed entirely of non-management directors, is responsible, among other things, for evaluating the efforts of the Company and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Company's Board of Directors. The Committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to the Secretary of the Company, will be referred to the Committee for consideration. The Committee reviews the compensation actions for senior management. Further, the Committee approves broad-based and special compensation plans across the Company. The Committee met seven times during 1998.

    INCENTIVE COMPENSATION SUBCOMMITTEE. The members of the Subcommittee are Messrs. Zankel (Chairman) and Mendoza. The Subcommittee, comprised of "outside directors" (as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) who are also "Non-Employee Directors" (as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended) establishes compensation for the Chief Executive Officer and certain other senior executives and has the exclusive authority to approve all compensation for Section 16(a) Persons and the executives required to be named in the Summary Compensation Table in the Company's annual proxy statement (the "Covered Employees"). The Subcommittee has the responsibility for administration of the Executive Option Plan and the Travelers Property Casualty Corp. Executive Performance Compensation Plan (the "Compensation Plan"). The Subcommittee has the exclusive authority to grant options to purchase shares of the common stock, $.01 par value, of Citigroup ("Citigroup Common Stock") to Section 16(a) Persons and Covered Employees under the Executive Option Plan and to administer certain other elements of the Executive Option Plan covered by Section 162(m). All actions of the Subcommittee in connection with awards of options pursuant to the Executive Option Plan must be authorized by the Incentive Compensation Subcommittee (the "Citigroup Subcommittee") of the Personnel, Compensation and Directors Committee of Citigroup (the "Citigroup Committee") and are subject to the provisions of the Travelers Group 1996 Stock Incentive Plan (the "TRV Incentive Plan") and/or any other plan that may be adopted by Citigroup. Pending approval of the 1999 Incentive Plan that is the subject of Item 3 being voted upon by stockholders, the Subcommittee will have the exclusive authority to grant options to purchase shares of Common Stock and, in accordance with the terms of the Compensation Plan, other stock-based or stock-denominated awards to
Section 16(a) Persons and Covered Employees and to administer certain other elements of the Stock Incentive Plan covered by Section 162(m). The Subcommittee met seven times during 1998. References herein to the Nominations, Compensation and Corporate Governance Committee (the "Committee") shall be deemed to be references to the Subcommittee in all cases where Section 162(m) of the Code would require that action be taken by the Subcommittee rather than the full Committee.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE EIGHT NOMINEES AS A DIRECTOR OF THE COMPANY. Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of Common Stock for the election of directors. Under applicable Delaware law, in tabulating the vote, broker nonvotes, if any, will be disregarded and will have no effect on the vote.

                             EXECUTIVE COMPENSATION

REPORT OF THE NOMINATIONS, COMPENSATION AND CORPORATE GOVERNANCE
  COMMITTEE ON EXECUTIVE COMPENSATION

    COMMITTEE RESPONSIBILITIES. The Committee is responsible for evaluating the efforts of the Company and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Company's Board of Directors. The Committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to the Secretary of the Company, will be referred to the Committee for consideration. The Committee reviews the compensation actions for senior management, which includes members of the business planning groups and the most senior members of corporate staff. Further, the Committee approves broad-based and special compensation plans across the Company.

    The Incentive Compensation Subcommittee (the "Subcommittee") of the Committee establishes compensation for the Chief Executive Officer and certain other senior executives and has the exclusive authority to approve all compensation for Section 16(a) Persons and Covered Employees subject, in the case of the Chairman's compensation for 1998, to the review and approval of such compensation by the Citigroup Subcommittee.

    No member of the Committee or the Subcommittee is a former or current officer or employee of the Company or any of its affiliates. One member, Mr. Bialkin, is a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which performs legal services for the Company and Citigroup and its subsidiaries from time to time. Therefore, decisions regarding compensation actions for any of the Section 16(a) Persons are made by the Subcommittee of which Mr. Bialkin is not a member.

    STATEMENT OF PHILOSOPHY. The Company seeks to attract and retain highly qualified employees at all levels, including particularly executives whose performance is critical to the Company's success. In order to accomplish this, the Company is willing to provide superior compensation for superior performance. Such performance is generally measured on the performance of the Company as a whole, or on the performance of a business unit, or using both criteria, as the nature of an executive's responsibilities may dictate, and by the extent to which such performance reflects the corporate values integral to the Company's overall success. The Committee considers and gives weight to both qualitative and quantitative factors, including such factors as earnings, earnings per share, return on equity and return on assets and considers a full range of performance criteria for all senior executives, including those senior executives covered by the Compensation Plan, together with contributions to financial results, productivity, initiative, risk containment, adherence to corporate values and contributions to both operating unit or divisional strategy and Company-wide strategy. In conducting such review, the Committee has generally examined changes in the Company's financial results, both overall and on a unit basis, as well as similar data for comparable companies, to the extent publicly available.

    STOCK OWNERSHIP COMMITMENT. It is the Company's policy to strongly encourage stock ownership by the Company's directors and senior management. This policy closely aligns the interests of management with those of the stockholders. This policy takes a number of forms, including the following:

    - at least 50% of director fees are paid in Company stock

    - a broad group of employees, including most members of senior management, are paid a portion of their annual bonus in the form of forfeitable, restricted Company stock.

    EXECUTIVE PERFORMANCE COMPENSATION PLAN. The Compensation Plan, approved by stockholders in 1997, establishes certain performance criteria for determining the maximum amount of bonus compensation available for the Covered Employees named in the Summary Compensation Table that follows this Report. The Compensation Plan is administered by the Subcommittee which determines whether the performance goals under the Compensation Plan have been met.

    The creation of any bonus pool for Covered Employees is contingent upon the Company achieving at least a 10% Return on Equity, as defined in the Compensation Plan. The amount of the bonus pool is calculated based upon the extent to which the Return on Equity exceeds the 10% minimum threshold.

    The Compensation Plan establishes that up to 31% of any bonus pool established will be available for bonus awards to the chief executive officer and up to 17.25% will be available to each of the other four eligible participants. The Committee nevertheless retains discretion to reduce or eliminate payments under the Compensation Plan to take into account subjective factors, including an individual's performance or other relevant criteria. Because Mr. Lipp served as Chief Executive Officer through October 7, 1998 and Mr. Fishman served as Chief Executive Officer for the remainder of 1998, the maximum bonus award for each was based on the number of days each served as Chief Executive Officer and as an other eligible paticipant. The maximum amount of the bonus pool available for Mr. Lipp was 27.80% and for Mr. Fishman was 20.45%. Under the Compensation Plan, the maximum bonus pool for 1998 for the Chief Executive Officer and the four other most highly compensated executives of the Company was approximately $25.3 million.

    COMPONENTS OF COMPENSATION. Compensation of executive officers consists of base salary, discretionary bonus awards, a significant portion of which is payable in forfeitable restricted stock, and, in certain cases, stock option awards exercisable for shares of Citigroup Common Stock. Examination of competitors' pay practices in this area is conducted to ensure that the Company's compensation policies will enable it to attract new talent and retain current valuable employees.

    Bonuses are discretionary subject to certain maximum amounts specified by the Compensation Plan and are generally a substantial part of total compensation of Company executives. Because a percentage of executive compensation is awarded in the form of forfeitable restricted stock, bonus awards include not only a short-term cash reward but also a long-term incentive related directly to the enhancement of stockholder value. The restricted period applicable to awards to executives is three years in furtherance of the long-term nature of such compensation. As Mr. Lipp is a Covered Employee under the Compensation Plan and is one of the executive officers of Citigroup who is named in the Summary Compensation Table in Citigroup's Proxy Statement (the "Citigroup Covered Employees"), the determination of whether he was entitled to bonus compensation for the 1998 performance year was made under the Compensation Plan and the Travelers Group Amended and Restated Executive Performance Compensation Plan (the "TRV Compensation Plan") which is more fully described in Annex A to this Proxy Statement, for services rendered to each of the Company and Citigroup and its subsidiaries (other than the Company and its subsidiaries). Provided that the criteria are met for the creation of a bonus pool under both Plans, Mr. Lipp may receive discretionary bonus compensation in an amount that does not exceed the lesser of the maximum amount available to him under either Plan. Mr. Lipp does not receive separate bonuses under both Plans.

    The Company also takes all reasonable steps to obtain the fullest possible corporate tax deduction for compensation paid to its executives by qualifying under Section 162(m) of the Code.

    No stock options have been granted which are exercisable for shares of Common Stock. However, certain executives have received grants of stock options exercisable for Citigroup Common Stock under the Executive Option Plan approved by stockholders in 1997 which permits the Subcommittee, in its discretion and with the authorization of the Citigroup Subcommittee, to grant options to purchase Citigroup Common Stock to certain executives of the Company and its subsidiaries. All of such options have been issued under and pursuant to the terms of the TRV Incentive Plan.

    1998 COMPENSATION. The Committee believes that 1998 was a year of accomplishment for the Company. The Company achieved an 11% increase in operating earnings to a record $1.25 billion and made significant progress in developing alternative distribution channels for its products. The amounts awarded to each of the Covered Employees under the Compensation Plan is set forth in the Summary Compensation Table below and total approximately $7.5 million.

                                         THE NOMINATIONS, COMPENSATION
                                         AND CORPORATE GOVERNANCE COMMITTEE:

                                            ARTHUR ZANKEL (CHAIRMAN)
                                            KENNETH J. BIALKIN
                                            ROBERTO G. MENDOZA

NOMINATIONS, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE INTERLOCKS AND
  INSIDER PARTICIPATION

    The persons named above under the caption "Election of Directors--Committees of the Board of Directors--Nominations, Compensation and Corporate Governance Committee" were the only members of such committee during 1998. Mr. Bialkin, a member of the Committee, is a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which performs legal services for the Company and Citigroup and its subsidiaries from time to time. Mr. Bialkin does not serve as a member of the Subcommittee.

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth compensation paid by the Company and its subsidiaries to each individual who served as chief executive officer during 1998 and the three other most highly compensated executive officers for services rendered to the Company and Citigroup and its subsidiaries in all capacities during each of the fiscal years ended December 31, 1998, 1997 and 1996. The format of this table has been established by the SEC. Certain of the Covered Employees received (i) awards of restricted Common Stock under the CAP Plan for the fiscal years ended December 31, 1996, 1997 and/or 1998, (ii) awards of restricted Citigroup Common Stock and/or stock options exercisable for Citigroup Common Stock under employee benefit plans of Citigroup in respect of performance for the fiscal years ended December 31, 1996, 1997 and/or 1998 and/or (iii) awards of stock options exercisable for Citigroup Common Stock in respect of performance for the fiscal years ended December 31, 1997 or 1998 under the Executive Option Plan. These awards are listed under the headings "Restricted Stock Awards (TAP)", "Restricted Stock Awards (Citigroup)" and "Securities Underlying Citigroup Options (number of shares)", respectively. All share numbers in the column entitled "Securities Underlying Citigroup Stock Options (number of shares)" have been restated to the extent necessary to give effect to the two Citigroup Common Stock dividends declared and paid during 1996 and the Citigroup Common Stock dividend declared and paid during 1997.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                ANNUAL COMPENSATION                               AWARDS
                      ---------------------------------------  --------------------------------------------
                                                                                       SECURITIES
                                                                                       UNDERLYING
                                                      OTHER    RESTRICTED  RESTRICTED  CITIGROUP      ALL
                                                      ANNUAL     STOCK       STOCK       STOCK       OTHER
NAME AND                                             COMPEN-     AWARDS      AWARDS     OPTIONS     COMPEN-
PRINCIPAL POSITION                                    SATION     (TAP)     (CITIGROUP) (NUMBER OF   SATION
AT 12/31/98           YEAR  SALARY ($)    BONUS($)    ($)(B)     ($)(C)      ($)(D)     SHARES)     ($)(E)
--------------------  ----  ----------   ----------  --------  ----------  ----------  ----------   -------
Robert I. Lipp......  1998   $ 600,000   $2,985,034  $113,402          --  $1,486,621   1,215,349   $1,404
  Chairman of the     1997     600,000    2,985,003   145,347  $1,486,662          --   1,052,042      900
  Board (A)           1996     600,000    2,685,022     5,333   1,353,301          --   1,067,181    1,900

Jay S. Fishman......  1998     400,000    1,235,021   137,986     309,985     309,988     521,219      348
  Chief Executive     1997     391,667    1,012,095   129,092     517,206          --     261,061      348
  Officer and         1996     300,000      810,015   139,000     386,647          --     262,420    1,204
  President (A)

Charles J. Clarke...  1998     500,000      235,054     5,654     109,969     109,960     120,767   17,338
  Vice Chairman       1997     500,000      310,014        --     253,314          --     223,114   18,255
                      1996     393,125      336,746     4,444     217,672          --     108,663   19,727

William Hannon......  1998     416,667      143,371    28,269      71,082      71,091      71,472      576
  Chief Financial     1997     400,000      166,254    30,787     144,968          --          --      348
  Officer             1996     384,849      182,130    37,586     148,271          --     120,000    1,348

Stanton F. Long.....  1998     473,875      450,000    22,782          --          --          --    2,543
  Vice Chairman       1997     473,875      391,557    24,719     277,924          --     120,000      900

------------------------

(A) For Mr. Lipp and Mr. Fishman, it is estimated that approximately 80% of such amounts reflect compensation for services provided to the Company and approximately 20% of such amounts reflect compensation for services rendered to Citigroup and its affiliates (other than the Company and its subsidiaries). The bonus compensation Mr. Lipp received pursuant to the Compensation Plan and the TRV Compensation Plan is inclusive of bonus compensation paid to him for services rendered to both the Company and Citigroup and its subsidiaries. The portion of Mr. Lipp's bonus payable in restricted stock was awarded in shares of Citigroup Common Stock under the Travelers Group Capital Accumulation Plan (the "TRV CAP Plan"). The bonus compensation Mr. Fishman received pursuant to the Compensation Plan is inclusive of bonus compensation paid to him for services rendered to both the Company and Citigroup and its subsidiaries. The portion of Mr. Fishman's bonus payable in restricted stock was awarded 50% in shares of Common Stock under the CAP Plan and 50% in shares of Citigroup Common Stock under the TRV CAP Plan.

(B) The aggregate amounts set forth for Mr. Lipp and Mr. Fishman include $33,573 and $28,907, respectively, for housing expenses while away from home and $19,389 and $37,171, respectively, for use of Company transportation.

(C) For 1998, restricted stock awards are made 50% in shares of Common Stock under the CAP Plan and 50% in shares of Citigroup Common Stock under the TRV CAP Plan, other than the award made to Mr. Lipp for 1998, which was made entirely in shares of Citigroup Common Stock under the TRV CAP Plan. The TRV CAP Plan is substantially identical to the CAP Plan. The CAP Plan provides for payment, mandatory as to senior executives and certain others within the Company and certain of its subsidiaries, of a portion of compensation in the form of awards of restricted shares of Common Stock

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

    discounted (currently 25%) from market value in order to reflect the impact of the restrictions on the value of the restricted stock as well as the possibility of forfeiture of restricted stock. Under the current award formula in effect under the CAP Plan for corporate executives, the following percentages of annual compensation are payable in the form of restricted shares of Common Stock:

ANNUAL COMPENSATION                                                         % IN RESTRICTED STOCK
------------------------------------------------------------------------  -------------------------
Up to $200,000..........................................................                 10%
$200,001 to $400,000....................................................                 15%
$400,001 to $600,000....................................................                 20%
Amounts over $600,000...................................................                 25%

    Annual compensation generally consists of salary and incentive awards. The recipient of restricted stock is not permitted to sell or otherwise dispose of such stock (except by will or the laws of descent and distribution) for a period of three years from the date of award. Upon expiration of the applicable restricted period, and assuming the recipient's continued employment with the Company, the restricted shares of Common Stock become fully vested and freely transferable. From the date of award, the recipient may vote the restricted shares of Common Stock and receives dividends or dividend equivalents on the restricted shares of Common Stock at the same rate as dividends are paid on all outstanding shares of Common Stock. As of December 31, 1998, including the awards made in January 1999 in respect of 1998, but excluding awards that vested in January 1999, the total holdings of restricted shares of Common Stock under the CAP Plan and the market value at such date of such shares for each of the persons in the Summary Compensation Table were as follows: Mr. Clarke: 15,038 shares ($466,178); Mr. Fishman: 31,847 shares ($987,257); Mr. Hannon: 9,493 shares ($294,283);
    Mr. Lipp: 70,026 shares ($2,170,806); and Mr. Long: 6,358 shares ($197,098).
    The year-end market price of the Common Stock was $31.00 per share.

(D) The bonus compensation Mr. Lipp received under the Compensation Plan is inclusive of bonus compensation paid to him for services rendered to each of the Company and Citigroup; however, the portion of his bonus payable in restricted stock was awarded in shares of Citigroup Common Stock under the TRV CAP Plan rather than in shares of Common Stock under the CAP Plan. For 1998 all CAP participants other than Mr. Lipp received 50% of their awards of restricted stock in shares of Citigroup Common Stock under the TRV CAP Plan. Mr. Long did not participate in the CAP Plan for 1998. In addition, certain Covered Employees have received awards of restricted Citigroup Common Stock under the TRV CAP Plan. The TRV CAP Plan is substantially identical to the CAP Plan. As of December 31, 1998, including the awards made in January 1999 in respect of 1998, but excluding awards that vested in January 1999, the total holdings of restricted Citigroup Common Stock under the TRV CAP Plan and the market value at such date of such shares for each of the persons in the Summary Compensation Table were as follows: Mr.
    Clarke: 2,051 shares ($101,909.06); Mr. Fishman: 5,782 shares ($287,293.13);
    Mr. Hannon: 1,326 shares ($65,885.63); and Mr. Lipp: 27,729 shares ($1,377,784.69).The year-end market price of Citigroup Common Stock was $49.6875 per share.

(E) Also includes supplemental life insurance paid by the Company.

STOCK OPTIONS GRANTED

    The following table sets forth information with respect to stock options exercisable for Citigroup Common Stock granted to the Covered Employees. All of such options permit the Covered Employees to purchase Citigroup Common Stock, were awarded under the Executive Option Plan and are subject to the terms of the TRV Incentive Plan.

    The aggregate number of shares of Citigroup Common Stock that may be granted to any one Covered Employee pursuant to awards made under the Executive Option Plan between the effective date of the

Executive Option Plan and April 23, 2006 may not exceed eight million (8,000,000) shares, subject to adjustment as provided in Section 15 of the TRV Incentive Plan in the event of any stock split, stock dividend, merger, consolidation, reorganization, combination or exchange of shares or other similar event.

    The "Grant Date Present Value" numbers set forth in the table below were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in employing such model:

    - stock price volatility was calculated by using the weekly closing price of Citigroup Common Stock on the NYSE Composite Transactions Tape for the one-year period prior to the grant date of each option;

    - the risk-free interest rate for each option grant was the interpolated market yield on the date of grant on a Treasury bill with a term identical to the subject option life, as reported by the Federal Reserve;

    - the dividend yield on the date of the option grant (based upon the actual annual dividend rate of Citigroup Common Stock during 1998) was assumed to be constant over the life of the option;

    - exercise of the option was deemed to occur approximately six months after the date of grant with respect to options that vest six months after the date of grant and approximately three and one-half years after the date of grant with respect to options that vest at a rate of 20% per year, based upon an estimate of the average period between the grant date and the exercise date for those options that have vested;

    - in the case of Messrs. Clarke, Hannon and Long, the value arrived at through the use of the Black-Scholes model was discounted by 10% to reflect the nontransferability of shares of Citigroup Common Stock issued upon exercise during the one-year or two-year period, as the case may be, following such exercise; and

    - in the case of Messrs. Fishman and Lipp, the value arrived at through the use of the Black-Scholes model was discounted by 25% to reflect the reduction in value (as measured by the estimated cost of protection) of the options due to the commitment of senior management of Citigroup to hold at least 75% of any Citigroup stock previously granted, currently owned or awarded to them in the future as long as they remain members of senior management (the "Stock Ownership Commitment"). For these purposes, "senior management" includes all of the members of Citigroup's Management Committee, comprised of the most senior executives of Citigroup and its subsidiaries, all of the members of the Planning Groups for the Global Consumer and Corporate and Investment Banking businesses of Citigroup, and the most senior members of the Citigroup corporate staff, in total comprising approximately seventy individuals. Charitable gifts, limited estate planning transactions and transactions with Citigroup itself in connection with participation in stock option and restricted stock plans are exempted from this commitment. For purposes of calculating the discount, a five year holding period was assumed even though Messrs. Lipp and Fishman may be members of senior management of Citigroup for more than five years.

    The potential value of options granted depends entirely upon a long-term increase in the market price of Citigroup Common Stock: if the stock price does not increase, the options would be worthless and if the stock price does increase, this increase would benefit both option holders and all Citigroup stockholders.

                             OPTION GRANTS IN 1998

                                                  INDIVIDUAL GRANTS(A)
------------------------------------------------------------------------------------------------------------------------
                                             NUMBER OF              % OF
                                             SECURITIES        TOTAL CITIGROUP
                                             UNDERLYING            OPTIONS         EXERCISE
                                         CITIGROUP OPTIONS     GRANTED TO ALL         OR
                                              GRANTED             CITIGROUP       BASE PRICE                 GRANT DATE
                                             (NUMBER OF           EMPLOYEES         ($ PER     EXPIRATION      PRESENT
                                              SHARES)              IN 1998          SHARE)        DATE        VALUE ($)
                                         ------------------  -------------------  ----------  ------------   -----------
NAME                                      RELOAD   REGULAR   RELOAD    REGULAR
---------------------------------------  --------  --------  ------   ----------
Robert I. Lipp.........................    23,171              .02                $  50.0000      2/22/03    $   80,855
                                                   100,000                  .09      49.3750      1/28/08       913,930
                                           19,842              .02                   54.1250      2/22/03        75,497
                                          109,944              .10                   61.2500     11/02/02       429,495
                                           53,687              .05                   61.2500      5/02/03       209,728
                                           45,849              .04                   61.6250     11/02/02       179,054
                                           16,582              .01                   61.6250      2/22/03        64,757
                                           22,663              .02                   61.6250      5/02/03        88,505
                                           29,274              .03                   61.6250     11/26/04       114,323
                                           34,092              .03                   61.6250     12/14/05       133,139
                                           13,553              .01                   61.6250     11/01/06        52,928
                                           89,050              .08                   69.2500     11/02/02       396,060
                                           29,665              .03                   69.2500      2/22/03       131,939
                                           41,817              .04                   69.2500      5/02/03       185,986
                                           12,304              .01                   69.2500     11/26/04        54,724
                                           19,786              .02                   69.0000      2/22/03        88,100
                                           17,868              .02                   46.6250     11/26/04        66,385
                                           15,513              .01                   47.0000     11/01/06        56,984
                                                   500,000                  .44      47.0000     11/02/08     4,837,194
                                           20,689              .02                   43.3750     12/14/05        71,604
Sub-Total..............................   615,349  600,000     .56          .53
Total..................................      1,215,349              1.09                                      8,231,187
Jay S. Fishman.........................     7,413              .01                   48.0000      2/26/04        24,281
                                                    50,000                  .04      49.3750      1/28/08       456,965
                                            6,255              .01                   55.7500      2/26/04        23,794
                                            3,068              .00                   62.0000      4/25/02        12,363
                                           21,123              .02                   67.2500       6/1/99        94,280
                                           10,357              .01                   67.2500      4/27/01        46,227
                                            4,745              .00                   67.2500      4/25/02        21,179
                                            1,439              .00                   67.2500      5/22/02         6,423
                                           10,551              .01                   67.2500      2/26/04        47,093
                                            1,882              .00                   61.6250      5/22/02         7,258
                                           26,449              .02                   61.6250     12/14/05       101,997
                                            7,292              .01                   62.0625       6/1/99        28,207
                                            8,195              .01                   62.0625      4/27/01        31,700
                                            6,238              .01                   62.0625      4/25/02        24,130
                                            5,822              .01                   62.0625      5/22/02        22,521
                                            6,314              .01                   66.5000      2/26/04        26,546
                                                   300,000                  .26      47.0000      11/2/08     2,902,316
                                           16,516              .01                   43.3750     12/14/05        56,721
Sub-Total..............................   143,659  350,000     .14          .30
Total..................................       493,659               0.44                                      3,934,001
Charles J. Clarke......................     8,361              .01                   64.7500       2/8/00        42,792
                                            4,125              .00                   64.7500      1/10/01        21,112
                                            5,796              .01                   64.7500      2/02/02        29,665
                                           24,563              .02                   64.7500      2/13/02       125,716
                                           20,373              .02                   64.7500       1/7/03       104,271
                                           23,345              .02                   64.7500      2/26/04       119,482
                                                    40,000                  .03      47.0000      11/2/08       464,370
Sub-Total..............................    86,563   40,000     .08          .03
Total..................................       126,563               0.11                                        907,408
William Hannon.........................    12,258              .01                   48.0000      2/24/06        48,180
                                           14,214              .01                   66.5000      2/24/06        71,686
                                                    45,000                  .04      47.0000      11/2/08       522,417
Sub-Total..............................    26,472   45,000     .02          .04
Total..................................        71,472               0.06                                        642,283

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------------------------

(A) The option price of each option granted under the TRV Incentive Plan is not less than the fair market value of the Citigroup Common Stock subject to the option, determined in good faith by the Citigroup Committee. Under current rules established by the Citigroup Committee, fair market value is the closing sale price of Citigroup Common Stock on the NYSE Composite Transactions Tape on the last trading day prior to the date of grant of the option. Options generally vest in cumulative installments of 20% on each anniversary of the date of grant such that the options are fully exercisable on and after five years from the date of grant until ten years following such grant (in the case of non-qualified stock options, which represent all options currently outstanding). The Citigroup Committee has discretion to establish a different vesting schedule for options granted under the TRV Incentive Plan. Participants are entitled to tender previously owned shares of Citigroup Common Stock to pay the exercise price of an option and may direct the Company to withhold or sell shares of Citigroup Common Stock otherwise issuable upon an option exercise to cover in whole or in part the tax liability associated with such exercise.

    Under the reload feature of the TRV Incentive Plan, participants who tender shares to pay all or a portion of the exercise price of vested stock options and/or elect to have shares withheld or sold to cover the associated tax liability may be eligible to receive a reload option covering the same number of shares as are tendered and/or used for such purposes. Under the TRV Incentive Plan, if a participant elects to receive a reload option, the shares of Citigroup Common Stock such participant receives upon exercise of the underlying option will be subject to restrictions on transferability for two years. Further, in order for a participant to receive a reload option in connection with his or her exercise of a vested option, the market price of Citigroup Common Stock on the date of exercise must equal or exceed the minimum market price level established by the Citigroup Committee from time to time (the "Market Price Requirement"). The Citigroup Committee has established that the initial Market Price Requirement will be a market price on the date of exercise equal to or greater than 120% of the price of the option being exercised.

    The Citigroup Committee determines the exercise price for the reload option at the time such reload option is granted, provided that the exercise price may not be less than the fair market value of a share of Citigroup Common Stock on the date of exercise of the underlying option, and such reload option will have a term equal to the remaining term of the original option, but will not be exercisable until six months after the date of grant, unless the Citigroup Committee determines otherwise.

    Reload options are intended to encourage employees to exercise options at an earlier date and to retain the shares so acquired, in furtherance of Citigroup's long-standing policy of encouraging increased employee stock ownership. With standard stock options, sale of at least a portion of the stock to be acquired by exercise is often necessitated to cover the exercise price or the associated withholding tax liability. The employee thereby receives fewer shares upon exercise, and also forgoes any future appreciation in the stock sold. By use of previously owned shares to exercise an option, an employee is permitted to gain from the past price appreciation in such shares, and receives a new option at the current market price. The reload option so granted enables the employee to participate in future stock price appreciation.

STOCK OPTIONS EXERCISED

    The following table sets forth, in the aggregate, the number of shares of Citigroup Common Stock underlying options exercised during 1998 and states the value at year-end of exercisable and unexercisable options remaining outstanding. The "Value Realized" column reflects the difference between the market price at the time of exercise and the market price at the time of grant (which establishes the exercise price for the option) for all options exercised, even though the executive may have actually received fewer shares of Citigroup Common Stock as a result of the surrender of shares to pay the exercise price or the tax liability, or the withholding of shares to cover the tax liability associated with option exercise. In addition, the "Value Realized" numbers do not necessarily reflect what the individual might receive, should he or she choose to sell the shares of Citigroup Common Stock acquired by the option exercise, since the market price of the shares so acquired may at any time be higher or lower than the market price on the exercise date of the option.

                      AGGREGATED OPTION EXERCISES IN 1998
                                      AND
                           1998 YEAR-END OPTION VALUE

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                        CITIGROUP OPTIONS AT         IN THE MONEY CITIGROUP
                                            SHARES                          1998 YEAR-END                    OPTIONS
                                          ACQUIRED ON      VALUE         (NUMBER OF SHARES)          AT 1998 YEAR-END($)(C)
                                           EXERCISE     REALIZED($)  ---------------------------   ---------------------------
NAME                                          (A)         ($)(B)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------  -----------   -----------  -----------   -------------   -----------   -------------
Robert I. Lipp..........................    751,826     $14,956,620    345,487        996,692          $0         $6,015,137
Jay S. Fishman..........................    172,750       3,081,750    113,416        432,830           0          2,884,882
Charles J. Clarke.......................    106,010       2,285,705     86,563         52,000           0            545,250
William Hannon..........................     36,258         999,196          0        131,214           0          2,216,437
Stanton F. Long.........................     24,000         842,000          0         96,000           0          1,490,000

------------------------

(A) This column reflects the number of shares of Citigroup Common Stock underlying options exercised in 1998 by the named executive officers. The actual number of shares of Citigroup Common Stock received by each of these individuals from options exercised in 1998 (net of shares surrendered to cover the exercise price and/or surrendered or withheld to cover the exercise price and tax liabilities) was: Mr. Clarke, 19,440 shares; Mr. Fishman, 29,086 shares; Mr. Hannon, 9,786 shares; Mr. Lipp, 136,474 shares; and Mr. Long, 7,295 shares.

(B) "Value Realized" is in each case calculated as the difference between the market price on the date of exercise and the market price at the time of grant, which establishes the exercise price for option exercise. Messrs. Fishman and Lipp have made the Stock Ownership Commitment (as described above) pursuant to which such executives commit to hold at least 75% of their Citigroup stock while they continue to be members of senior management or the Planning Groups of certain business units of Citigroup.

(C) "Value of Unexercised In the Money Options" is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised options on the last day of the year multiplied by the difference between the closing undiscounted market price on the last day of the year and the exercise price for each grant, excluding grants for which such difference is equal to or less than zero.

PERFORMANCE GRAPH

    The following line graph compares annual changes in "Cumulative Total Return" (as defined below) of the Company with (i) Cumulative Total Return of a performance indicator of equity stocks in the overall stock market, the S&P 500 Index, and (ii) Cumulative Total Return of a "Peer Index," each for the period beginning on the date of the initial public offering of the Class A Common Stock and ending on December 31, 1998. The Peer Index is American International Group, Inc. and the companies that comprise the S&P Property and Casualty Insurance
Index: The Allstate Corporation, The Chubb Corporation, Cincinnati Financial Corporation, Loews Corporation, The Progressive Corporation, SAFECO Corporation, and The St. Paul Companies, Inc. In prior years the Company included CNA Financial Corp. in its Peer Index; however, because Loews Corporation (the holder of 80% of CNA Financial Corp.) is now included in the S&P Property and Casualty Index, the addition of CNA Financial Corp. to the Index would be duplicative. The Peer Index has been weighted based on market capitalization. "Cumulative Total Return" is calculated (in accordance with SEC instructions) by dividing (i) the sum of (A) the cumulative amount of dividends during the relevant period, assuming dividend reinvestment at the end of the month in which such dividends were paid, and (B) the difference between the market capitalization at the end and the beginning of such period, by (ii) the market capitalization at the beginning of such period.

    The comparisons in this table are set forth in response to SEC disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the Common Stock.

                       TRAVELERS PROPERTY CASUALTY CORP.
              COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD COMMENCING APRIL 22, 1996 THROUGH DECEMBER 31, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               TRAVELERS PROPERTY CASUALTY
                          CORP.                 S&P 500   PEERS INDEX
04/22/1996                                100        100           100
12/31/1996                             142.24     115.45        123.04
12/31/1997                             178.31     153.93        185.17
12/31/1998                             126.94     197.92        205.16

                                             APRIL 22,
                                               1996       DECEMBER 31, 1996  DECEMBER 31, 1997  DECEMBER 31, 1998
                                           -------------  -----------------  -----------------  -----------------
Travelers Property Casualty Corp.........       100.00           142.24             178.31             126.94
S&P......................................       100.00           115.45             153.93             197.92
Peer Index...............................       100.00           123.04             185.17             205.16

------------------------

ASSUMES $100 INVESTED AT THE CLOSING PRICE ON APRIL 22, 1996, IN THE COMPANY'S COMMON STOCK, THE S&P 500 INDEX, AND THE PEER INDEX, INCLUDING AMERICAN INTERNATIONAL GROUP, INC. AND THE S&P INSURANCE (PROPERTY AND CASUALTY) INDEX. THE PEER INDEX HAS BEEN WEIGHTED BASED ON MARKET CAPITALIZATION.

COMPENSATION OF DIRECTORS

    Pursuant to the Company's By-Laws, the members of the Board of Directors are compensated in a manner and at a rate determined from time to time by the Board of Directors. The Company pays outside directors in shares of Common Stock in order to assure that the directors have an ownership interest in the Company in common with other stockholders. Compensation of outside directors of the Company currently consists of an annual retainer of $75,000, payable either 100% in shares of Class A Common Stock or up to 50% of such retainer in cash and the remainder in shares of Class A Common Stock. Receipt of the Common Stock may be deferred at the election of a director. Directors receive no additional compensation for participation on committees of the Board. Additional compensation, if any, for special assignments undertaken by directors will be determined on a case by case basis, but no such additional compensation was paid to any director in 1998. Directors who are employees of the Company or its affiliates do not receive any compensation for their services as directors.

RETIREMENT PLANS

    All employees of the Company are eligible to participate in The Citigroup Inc. Pension Plan (the "Citigroup Retirement Plan") on the later of attaining age 21 or completion of one year of service. Benefits under the Citigroup Retirement Plan vest after five years of service with Citigroup or its subsidiaries, including the Company. The normal form of retirement benefit is, in the case of a married participant, a joint and survivor annuity payable over the life of the participant and his or her spouse, or in the case of an unmarried participant, an annuity payable over the participant's life. Instead of such normal form of payment, participants may elect to receive other types of annuities or a single sum payable at retirement or, with respect to certain participants, other termination of service.

    When accrued as a single sum payment option, benefits accrue for the first five years of covered service at an annual rate varying between .75% and 7.0% of the participant's qualifying compensation, dependent upon the participant's age and years of service. Qualifying compensation generally includes (with limited exceptions), a participant's total pay. The Code imposed a ceiling of $160,000 for 1998 (subject to adjustment by the Internal Revenue Service) on the amount of compensation that may be considered "qualifying compensation" under the Citigroup Retirement Plan.

    Subject to the statutory maximum benefits payable by a qualified plan (as described below), a participant also accrues annually an additional amount calculated as 1.0% to 2.5% of qualifying compensation (again depending upon his or her age) for that part of qualifying compensation in excess of the amount of the Social Security wage base. There is an interest accrual added to the participant's single sum entitlement. This interest amount is determined by multiplying the prior year's single sum by a percentage calculated annually pursuant to a formula set forth in the Citigroup Retirement Plan.

    The statutory maximum retirement benefit that may be paid to any one individual by a tax qualified defined benefit pension plan in 1998 is $130,000 annually. Years of service credited under the Citigroup Retirement Plan to date for Messrs. Fishman, Hannon, Lipp and Long are as follows: Mr. Fishman, 9 years; Mr. Hannon, 2 years; Mr. Lipp, 12 years; and Mr. Long, 2 years.

    The Company and certain Company subsidiaries provide certain pension benefits, in addition to the statutory maximum benefit payable under tax qualified pension plans, under non-funded, non-qualified retirement benefit equalization plans ("RBEPs"). The benefits payable under RBEPs are unfunded, and will come from the general assets of each plan's sponsor. The compensation covered by such plans is limited to a fixed amount of $300,000 (equal to twice the 1994 statutory maximum qualifying compensation without giving effect to any future adjustments) less amounts covered by the Citigroup Retirement Plan, thereby limiting benefits payable under the RBEPs to all participants. No benefits were accrued in 1998 under any of the RBEPs other than for Messrs. Hannon and Long.

    Effective at the end of 1993, the Committee froze benefits payable under the Travelers Group Supplemental Retirement Plan ("SERP") covering supplemental retirement benefits to designated senior executives of Citigroup and its subsidiaries. Messrs. Fishman and Lipp are SERP participants. The maximum benefit payable under SERP is also reduced by any benefits payable under the Citigroup Retirement Plan (or its predecessor plans, if applicable), under any applicable RBEP, under any other Citigroup or subsidiary sponsored qualified or non-qualified defined benefit or defined contribution pension plan (other than the Savings Plan or other 401(k) plans), and under the Social Security benefit program.

    Estimated annual benefits under the benefit plans of Citigroup for the Covered Employees using the applicable formulas under the Citigroup Retirement Plan, the RBEP and the frozen SERP Plan and assuming their retirement at age 65, would be as follows: Mr. Fishman, $104,082; Mr. Hannon, $42,551; Mr. Lipp, $289,863; and Mr. Long, $22,118. These estimates were calculated assuming that the interest accrual was 8% for 1989 through 1991, 6% for 1992 through 1993, 5.5% for 1994, 7% for 1995 and 5.5% thereafter until the participant retires at the age of 65. In calculating these estimates it was also assumed that the following remain unchanged: current salary of the participant, the 1998 dollar ceiling on qualifying compensation of $160,000, the 1998 Social Security wage base and the current regulatory formula to convert lump-sum payments to annual annuity figures.

    Mr. Clarke accrues benefits in accordance with the formula described below. Under the retirement plan in effect through 1989 (the "old Travelers Retirement Plan"), retirement benefits were computed on an actuarial basis providing fixed benefits after a specified number of years of service. Generally, the plan provided vested benefits after five years of service equal to 2% of final average salary over a five-year period for each year of service up to 25 years plus two-thirds of 1% for each year of service over 25 years (up to a maximum of 15 additional years), less a portion of the primary Social Security amount, plus adjustments for cost-of-living increases of up to 3% each year. The following table sets forth estimated annual benefits payable under the plan in effect through 1989 to participating employees in the specified remuneration and years-of-service classifications, on a straight life annuity basis.

                                                              YEARS OF CONTINUOUS SERVICE TO NORMAL
                                                                     RETIREMENT DATE(2)(3)(4)
                                                          ----------------------------------------------
FINAL AVERAGE SALARY(1)                                       10          20          30          40
--------------------------------------------------------  ----------  ----------  ----------  ----------
$ 700,000...............................................  $  140,000  $  280,000  $  373,310  $  420,000
  800,000...............................................     160,000     320,000     426,640     480,000
  900,000...............................................     180,000     360,000     479,970     540,000
 1,000,000..............................................     200,000     400,000     533,300     600,000
 1,100,000..............................................     220,000     440,000     586,000     660,000

------------------------

(1) "Final Average Salary" is the average of an employee's salary paid in any consecutive five-year period during the employee's last ten years of active employment which produces the highest average salary.

(2) Assumes retirement at age 65, normal retirement date, although there is no reduction for an employee who retires at age 62 or thereafter. On January 1, 1999, Mr. Clarke had 41 years of credited service.

(3) As a result of limitations under the Code, a portion of these amounts may be paid under a supplemental benefit plan outside the qualified benefit plan.

(4) Amounts include estimated Social Security benefits, which will be deducted in calculating benefits.

    Employees who were vested participants in the old Travelers Retirement Plan on December 31, 1989 are entitled to a minimum benefit as calculated under that plan, without adjustment for cost-of-living increases. It is anticipated that Mr. Clarke will receive a minimum benefit computed under the prior plan and, accordingly, the above table reflects the minimum benefit he is expected to receive. In addition, such employees, the sum of whose age and years of service on such date exceeded 55 will have such minimum benefit increased by an amount equal to the excess of their age and years of service on such date over 55, up to a maximum of 25, times 0.3% of their three-year final average salary, determined as described below. The excess of the age and years of service over 55 utilized in calculating such increased benefit for Mr. Clarke is 25 years.

    The estimated annual benefits payable upon retirement at normal retirement age for Mr. Clarke is $483,756. His actual pension benefit will be based on the highest benefit amount available to him.

    In addition to retirement benefits under the old Travelers Retirement Plan, the Company pays a retirement allowance of up to 13 weeks of base salary, based upon age at retirement, to employees who attained age 50 on or before December 31, 1989. This additional benefit is available to Mr. Clarke.

EMPLOYMENT PROTECTION AGREEMENTS

    Mr. Long is party to a letter agreement dated November 17, 1996, providing for his employment as Chairman of the Company's Claim Operations. The agreement provides that Mr. Long will receive a base salary of at least $450,000 with respect to 1998, and, with respect to 1999 and 2000, a base salary of $500,000. The agreement provides for Mr. Long's participation in the CAP Plan for 1997, a one-time grant of a stock option for Citigroup Common Stock and certain other benefits. The agreement addresses the percentage of Mr. Long's professional time that must be dedicated to Company matters. Mr. Long is entitled to severance payments of $1.5 million to be paid if his employment is terminated on or prior to December 31, 2000 for reasons which vary depending on the year of termination. Mr. Long's receipt of severance payments is subject to his agreement not to compete with the Company. Mr. Long's employment is terminable by either party upon three months' written notice to the other party. Following any termination, Mr. Long is subject to certain confidentiality provisions and an agreement not to cause Company employees to terminate employment.

RELATIONSHIPS WITH TIGI AND CITIGROUP

    The Company has engaged in certain transactions and is a party to certain arrangements with TIGI and Citigroup and certain of their affiliates.

INTERCOMPANY AGREEMENT

    The Company and Citigroup entered into an Intercompany Agreement dated as of April 2, 1996 (the "Intercompany Agreement"), certain provisions of which are summarized below. As used herein, "Travelers Affiliated Group" means Citigroup collectively with its subsidiaries other than the Company and its subsidiaries.

    LICENSE TO USE THE TRAVELERS NAME AND CERTAIN TRADEMARKS. Pursuant to the Intercompany Agreement, certain members of the Travelers Affiliated Group have granted to the Company and certain of its subsidiaries, a non-exclusive, revocable license to use the "Travelers" name and certain trademarks (collectively, the "Trademarks") solely in connection with the Company's property and casualty insurance business and activities related to such property and casualty insurance business.

    INDEMNIFICATION. The Intercompany Agreement provides that the Company will indemnify each member of the Travelers Affiliated Group and each of their respective officers, directors, employees and agents (collectively, the "Indemnitees") against losses based on, arising out of or resulting from certain actions by the Company and its Subsidiaries. Citigroup has also agreed to indemnify the Company and its subsidiaries and each of their respective officers, directors, employees and agents against losses based on, arising out of or resulting from certain actions by Citigroup and its Subsidiaries.

    CITIGROUP CONSENT TO CERTAIN EVENTS. The Intercompany Agreement provides that until members of the Travelers Affiliated Group cease to control at least 20% of the combined voting power of the outstanding Common Stock or no longer own at least 20% of the outstanding shares of Common Stock, the prior written consent of Citigroup will be required for certain fundamental corporate actions.

    REGISTRATION RIGHTS. The Company has granted to the Travelers Affiliated Group the right to request up to two demand registrations in each calendar year. The Travelers Affiliated Group also has unlimited "piggyback" registration rights. The Company has agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the shares of Common Stock sold by the Travelers Affiliated Group.

    CERTAIN BUSINESS RELATIONSHIPS. The Company has agreed that all distribution arrangements in effect as of April 2, 1996 pursuant to which members of the Travelers Affiliated Group distribute property and casualty insurance products of the Company or its subsidiaries will continue until such time as the members of the Travelers Affiliated Group cease to control at least 50% of the combined voting power of the outstanding Common Stock. The Company has agreed to make its products available for distribution through other members of the Travelers Affiliated Group, such as Primerica Financial Services, Inc., and to refrain from using like distribution channels, and Citigroup has agreed that the members of the Travelers Affiliated Group will refrain from selling property and casualty insurance products of any nonaffiliate, in each case, until such time as the members of the Travelers Affiliated Group, in the aggregate, cease to control at least 50% of the combined voting power of the outstanding Common Stock and for a period of two years from and after such date unless the parties agree to terminate earlier or to extend such period. This arrangement may be modified by the parties.

    REAL PROPERTY. The Intercompany Agreement provides that the Travelers Affiliated Group will continue to lease to the Company certain premises currently occupied by it and to sublease certain other properties currently occupied by it for varying periods on terms consistent with prior cost allocation practices on a fair market value basis.

    OTHER PROVISIONS. The Intercompany Agreement also provides for: (i) the provision of insurance and allocation and/or reimbursement of costs and premiums thereof; (ii) the provision of data processing services and allocation and/or reimbursement of costs thereof; (iii) cross-licensing of computer software; (iv) the provision of benefits and participation in benefit and retirement plans and reimbursement for the costs thereof; and (v) provisions governing certain other relationships among members of the Travelers Affiliated Group, on the one hand, and the Company and its subsidiaries, on the other hand.

TAX SHARING AGREEMENT

    The Company's items of income, loss, deductions and credits are included in the consolidated and combined tax returns of Citigroup for federal income and certain state tax purposes. Citigroup, TIGI and the Company have entered into an agreement, effective January 1, 1996 (the "Tax Sharing Agreement"), providing for the filing of consolidated and combined federal and certain state income tax and franchise tax returns and for the allocation of income tax liabilities related to such returns. As required by the terms of the Tax Sharing Agreement, in general, the Company will pay TIGI an amount equal to the federal income or state income or franchise taxes that would have been payable by the Company if it filed separate consolidated or combined returns with its own subsidiaries.

OTHER INTERCOMPANY AGREEMENTS

    The Company participates with Citigroup and TIGI in certain limited group purchasing arrangements, including telecommunications services. Citigroup provides certain corporate staff services, including legal, internal audit and other services, to the Company at cost pursuant to a Service Reimbursement Agreement.

    TIGI and various of its subsidiaries, including subsidiaries of the Company, are parties to an Expense Allocation Agreement that provides for the allocation among the parties of costs for services provided to or by the parties. Such services include, but are not limited to, financial management, operational management, legal, investment management, government relations, record-keeping and data processing services and the acquisition of equipment, software and office space. Charges are allocated at cost, and no party is expected to realize a profit or incur a loss as a result of providing or obtaining services under the agreement. The agreement may be terminated as to any party upon 90 days prior notice to the other parties.

    From time to time the Company engages in transactions with Citigroup and its subsidiaries, including, among other things, reinsurance of long-standing business and the promotion of affiliates' products. To the extent such transactions are material to the Company, they are more fully described in the Company's periodic reports filed with the SEC under the Exchange Act.

    During 1998, the Company paid to Citigroup and its subsidiaries approximately $31 million, and Citigroup and its subsidiaries paid to the Company approximately $33 million, in respect of services provided pursuant to the various intercompany agreements and arrangements herein described.

    The Company and Citigroup have made available to each other a line of credit in the amount of $200 million. There is no obligation on the part of either party to make a loan under this line of credit and no amounts are outstanding thereunder.

CERTAIN BUSINESS RELATIONSHIPS

    Salomon Smith Barney Inc., an affiliate of the Company, acted as a manager in a secondary offering of Class A Common Stock in May 1998.

                                    ITEM 2:
                     RATIFICATION OF SELECTION OF AUDITORS

    The Board of Directors has selected KPMG LLP (formerly KPMG Peat Marwick
LLP) ("KPMG") as the independent auditors of the Company for 1999. KPMG has served as the independent auditors of the Company and its predecessors since December 1993. Arrangements have been made for a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to ratify the selection of the Company's auditors. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against this item and broker nonvotes, if any, will be disregarded and have no effect on the outcome of such vote.

                                    ITEM 3:
           APPROVAL AND ADOPTION OF TRAVELERS PROPERTY CASUALTY CORP.
                           1999 STOCK INCENTIVE PLAN

    On January 19, 1999, the Board of Directors of the Company unanimously approved the 1999 Incentive Plan providing for the issuance of a maximum of four
(4) million shares of Common Stock in connection with the grant of options and/or other stock-based or stock-denominated awards and recommended that the 1999 Incentive Plan be submitted to stockholders for approval at the Annual Meeting. The 1999 Incentive Plan, if approved, will become effective on April 30, 1999. The following summary is qualified in its entirety by reference to the complete text of the 1999 Incentive Plan, which is attached hereto as Annex B. Capitalized terms used but not defined herein shall have the meanings set forth in the 1999 Incentive Plan.

    The Company has had a long-standing policy of encouraging employees at all levels to become stockholders of the Company in order to share with other stockholders both the perspective of, and the rewards experienced by, non-employee owners of the Company. This policy has been effected in part through the CAP Plan and the Travelers Property Casualty Corp. Stock Purchase Plan. Employees of the Company are eligible and have received grants of options to purchase Citigroup Common Stock under the TRV Incentive Plan and the Executive Option Plan. The Company believes that adoption of the 1999 Incentive Plan will enable the Company to continue to provide an effective source of incentives to reward the efforts of highly motivated employees and attract new personnel by granting options to purchase stock of the Company as well as other incentive awards which are payable in or denominated in Company stock.

    The four (4) million shares available for grant under the 1999 Incentive Plan will be in addition to the remaining allocation of shares under all existing plans of the Company, including, but not limited to the CAP Plan.

    The 1999 Incentive Plan includes the following features:

    - The 1999 Incentive Plan provides for the grant of non-qualified stock options, reload options, incentive stock options, stock appreciation rights, restricted stock and other stock-based or stock-denominated awards to employees of the Company and its subsidiaries.

    - The 1999 Incentive Plan will become effective on April 30, 1999 and have a ten-year term.

    - The Committee will have the authority to determine the type of awards to be granted and the participation level of each award recipient.

    - The Committee will determine the vesting and exercisability provisions and all other features of awards and will have the discretion to accelerate, waive or extend vesting.

    - Options will be granted with an exercise price which shall not be less than the fair market value of the Common Stock.

    - The 1999 Incentive Plan sets the maximum number of options that may be granted to any one employee during the term of the Plan.

    - Unless the Committee determines otherwise, restricted stock awards will have a minimum one-year vesting requirement.

    - If a Participant is no longer employed by the Company and engages in conduct detrimental to the Company, he or she will forfeit his or her awards.

    - The 1999 Incentive Plan contains a prohibition against repricing of options.

    Awards may be granted by the Committee in its discretion, and therefore future benefits to be allocated to any individual or group of individuals under the 1999 Incentive Plan are not presently determinable.

DESCRIPTION OF THE TRAVELERS PROPERTY CASUALTY CORP. 1999 STOCK INCENTIVE PLAN

    AWARDS. The 1999 Incentive Plan provides for the issuance of stock-based and stock-denominated awards to officers and other employees and agents of the Company and its participating subsidiaries, including nonqualified stock options, reload options, incentive stock options ("ISOs"), stock appreciation rights ("SARs"), restricted stock, deferred stock, stock units and other stock-based or stock-denominated awards. Participants will not be required to make any payments to the Company or a Subsidiary as consideration for the granting of an award.

    PLAN ADMINISTRATION. Awards will be granted by the Committee. The number of employees selected to receive awards will likely vary from year to year. No awards will be granted from the 1999 Incentive Plan until it has been approved by stockholders and has become effective.

    COMMITTEE AUTHORITY. The Committee will have the authority, in its discretion, to determine when awards will be granted, to select the employees to whom awards will be made under the 1999 Incentive Plan and to determine the type and size of each award, the exercise price for each award, the fair market value of the Common Stock and whether and under what circumstances such fair market value should be discounted and all other provisions relating to payment of the exercise price and exercisability of options, ISOs and SARs, the terms and conditions for vesting, cancellation and forfeiture of awards and the other

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features applicable to each award or type of award granted under the 1999 Stock
Incentive Plan. Subject to certain limitations set forth below, the Committee will also have the authority to modify, waive, extend or accelerate the terms and conditions for vesting, exercisability, cancellation and forfeiture of awards, to modify or cancel awards and to determine whether the Common Stock issued pursuant to awards should be restricted in any manner, and the nature, terms and conditions of any such restrictions.

    SHARES AVAILABLE FOR ISSUANCE. The maximum number of shares of Common Stock that may be issued to Participants under the 1999 Incentive Plan is four (4) million. The market price of the Common Stock on March 18, 1999 was $35.875. Common Stock issued pursuant to the 1999 Incentive Plan may consist of shares that are authorized but unissued, or previously issued shares reacquired by the Company, or both. If an award is forfeited, canceled, terminated or expires prior to the issuance of shares to the Participant, the shares of Common Stock underlying such award will be available for future grants under the 1999 Incentive Plan. Previously owned shares that are tendered by a Participant to pay the exercise price of an award and shares used to pay withholding taxes will not be counted towards the maximum number of shares available for issuance under the Plan.

    PRIOR PLANS. The share allocation set forth above for the 1999 Incentive Plan is in addition to the number of shares, if any, which remain available for issuance under the existing stock plans of the Company including, without limitation, the CAP Plan.

    MAXIMUM NUMBER OF SHARES THAT MAY BE GRANTED TO ANY ONE EMPLOYEE. Effective as of April 30, 1999 and during the term of the 1999 Incentive Plan, the aggregate number of shares of Common Stock that may be granted to any one employee pursuant to nonqualified stock options, ISOs and/or SARs granted under the 1999 Incentive Plan (including reload options) will not exceed four (4) million shares (the "Maximum Allocation").

    ADJUSTMENTS. The maximum number of shares available for issuance under the 1999 Incentive Plan, the Maximum Allocation, the maximum number of shares which may be granted as ISOs, the number of shares of Common Stock covered by outstanding awards and the exercise price applicable to outstanding options, ISOs and SARs may be adjusted by the Committee, if the Committee determines that any stock split, stock dividend, distribution, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event equitably requires such an adjustment. However, the Committee may not amend an outstanding Award for the sole purpose of reducing the exercise price thereunder.

    EXERCISE PRICE. The Committee will determine the exercise price applicable to each option, ISO and SAR, which will not be less than the fair market value of the Common Stock at the time of the grant.

    PAYMENT OF EXERCISE PRICE. Upon the exercise of an option or ISO, payment of the exercise price may be made in cash or, if permitted by the Committee, by tendering Common Stock owned by the Participant (or the Participant and his or her spouse jointly) and acquired at least six (6) months prior to such tender, having a fair market value equal to the exercise price, by a combination of cash and Common Stock or by authorizing the Company to sell, on behalf of the Participant, the number of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. If shares of Common Stock are so used, the Participant may be eligible for the grant of a reload option, as described below.

    RELOAD OPTIONS. A reload option gives the Participant the right to purchase a number of shares of Common Stock equal to the number of shares of Common Stock surrendered to pay the exercise price and used to pay the withholding taxes applicable to an option exercise. Reload options do not increase the net equity position of a Participant. Their purpose is to facilitate continued stock ownership in the Company by Participants. Upon the exercise of an option granted under the 1999 Incentive Plan or under any other stock plan of the Company which may be designated by the Committee from time to time (including but not limited to the CAP Plan and any other prior or successor plans assumed or adopted by the Company) the Participant, at the discretion of the Committee, may receive a reload option on the terms, conditions and limitations determined by the Committee, from time to time.

    EXERCISE PRICE AND FEATURES OF RELOAD OPTIONS. The Committee will determine the exercise price of reload options, provided that the exercise price will not be less than the fair market value of the Common Stock at the time of grant. Reload options will be subject to such other terms, conditions and limitations as the Committee may determine from time to time regarding vesting, exercisability, cancellation and forfeiture.

    CHANGE OF CONTROL. Upon a "Change of Control," as defined in the 1999 Incentive Plan and as determined by the Committee, the Committee, may, in its discretion, accelerate, purchase, adjust or modify awards or cause the awards to be assumed by the surviving corporation in a corporate transaction.

    ADDITIONAL FORFEITURE PROVISIONS. Awards granted under the 1999 Incentive Plan are subject to forfeiture if, after a termination of employment, the Participant engages in certain activities which are materially injurious to or in competition with the Company.

    TRANSFERABILITY. The Committee may permit Participants to transfer certain awards and, during any period of restriction on transferability, shares issued as a result of an option exercise, one time to an immediate family member or a trust for the benefit of immediate family members; otherwise, awards granted under the 1999 Incentive Plan and sale restricted shares will not be transferable other than by will or the laws of descent and distribution.

    DEFERRALS. The Committee may postpone the exercise of options, ISOs and SARs, or the issuance or delivery of Common Stock or cash pursuant to any award for such periods and upon such terms and conditions as the Committee determines. In addition, the Committee may determine that all or a portion of a payment to a Participant, whether in cash, shares of Common Stock or a combination thereof, will be deferred in order to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to an award granted under the 1999 Incentive Plan.

    AMENDMENT AND TERMINATION. The 1999 Incentive Plan may be amended or terminated by the Committee at any time, without the approval of stockholders or Participants, provided that no such action may, without a Participant's written consent, adversely affect any previously granted award, and no amendment that would require stockholder approval under applicable law or under the Code, including but not limited to Section 162(m), may become effective without stockholder approval. No grants may be made under the 1999 Incentive Plan after a date which is ten (10) years following the effective date of such plan, unless the Plan has been terminated prior to such date.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the principal United States Federal income tax consequences of transactions under the 1999 Incentive Plan, based on current United States Federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.

    NON-QUALIFIED OPTIONS. No taxable income is realized by a Participant upon the grant of an option (including a reload option). Upon the exercise of an option, the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock exercised over the aggregate option exercise price (the "Spread"), even though such Common Stock may be subject to a restriction on transferability or may be subsequently forfeited, in limited circumstances, as more particularly described in the 1999 Incentive Plan. Income and payroll taxes are required to be withheld by the Participant's employer on the amount of ordinary income resulting to the Participant from the exercise of an option. The Spread is generally deductible by the Participant's employer for Federal income tax purposes, subject to the possible limitations on deductibility of compensation paid to certain executives pursuant to Section 162(m) of the Code (See "Certain Limitations on Deductibility of Executive Compensation"). The Participant's tax basis in shares of Common Stock acquired by exercise of an option will be equal to the exercise price plus the amount taxable as ordinary income to the Participant.

    Upon a sale of the shares of Common Stock received by the Participant upon exercise of the option, any gain or loss will generally be treated for Federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of such stock. The Participant's holding period for shares acquired pursuant to the exercise of an option begins on the date of exercise of such option. With respect to individuals, the adjusted net capital gain is subject to a statutory maximum tax rate of twenty percent (20%) or ten percent (10%) for taxpayers in the fifteen percent (15%) tax bracket. After the year 2000, lower capital gains rates may apply.

    If the Participant pays the exercise price in full or in part with shares of previously acquired Common Stock, such exercise will not affect the tax treatment described above. With respect to such exercise, no gain or loss generally will be recognized to the Participant upon the surrender of the previously acquired shares to the Company. The shares received upon exercise which are equal in number to the previously acquired shares tendered will have the same tax basis as the previously acquired shares surrendered to the Company, and will have a holding period for determining capital gain or loss that includes the holding period of the shares surrendered. The value of the remaining shares received by the Participant will be taxable to the Participant as compensation, even though such shares may be subject to limited restrictions. The remaining shares will have a tax basis equal to the fair market value recognized by the Participant as compensation income and the holding period will commence on the exercise date. Shares tendered to pay applicable income and payroll taxes arising from such exercise will generate taxable income or loss equal to the difference between the tax basis of such shares and the amount of income and payroll taxes satisfied with such shares. Such income or loss will be treated as long-term or short-term capital gain or loss depending on the holding period of the shares surrendered. Where the shares tendered to pay applicable income and payroll taxes arising from such exercise generate a loss equal to the difference between the tax basis of such shares and the amount of income and payroll taxes satisfied with such shares, such loss may not be currently recognizable if, within a period beginning thirty (30) days before the exercise date and ending thirty (30) days after that date, the Participant acquires or enters into a contract or option, including a reload option, to acquire additional Common Stock.

    STOCK APPRECIATION RIGHTS ("SAR"). Upon the exercise of a SAR, the Participant will recognize compensation income, in an amount equal to the cash received plus the fair market value of the Common Stock received from the exercise. The Participant's tax basis in the shares of Common Stock received in the exercise of the SAR will be equal to the compensation income recognized with respect to the Common Stock. The Participant's holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Income and payroll taxes are required to be withheld on the amount of compensation attributable to the exercise of the SAR, whether the income is paid in cash or shares. Upon the exercise of a SAR, the Participant's employer will generally be entitled to a deduction in the amount of the compensation income recognized by the Participant.

    INCENTIVE STOCK OPTIONS ("ISO"). No taxable income is realized by a Participant upon the grant or exercise of an ISO. If shares of Common Stock are issued to a Participant pursuant to the exercise of an ISO granted under the 1999 Incentive Plan and if no disqualifying disposition of such shares is made by such Participant within two (2) years after the date of grant or within one
(1) year after the receipt of such shares by such Participant, then (a) upon the sale of such shares, any amount realized in excess of the option exercise price will be taxed to such Participant as a long-term capital gain and (b) no deduction will be allowed to the Company. Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the Participant.

    If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, such disposition would be a "disqualifying disposition," and generally (a) the Participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price thereof, and (b) the Company will be entitled to deduct such amount. Any other gain realized by the Participant on such disposition will be taxed as short-term or long-term capital gain, and will not result in any deduction to the Company. If a Participant pays the exercise price in full or in part with previously acquired shares of Common Stock, the exchange will not affect the tax treatment of the exercise. Upon such exchange, no gain or loss generally will be recognized upon the delivery of the previously acquired shares to the Company, and the shares issued in replacement of the shares tendered to pay the exercise price will have the same basis and holding period for capital gain purposes as the previously acquired shares. A Participant, however, would not be able to utilize the holding period for the previously acquired shares for purposes of satisfying the ISO statutory holding period requirements. Additional shares of Common Stock will have a basis of zero and a holding period that commences on the date the Common Stock is issued to the Participant upon exercise of the ISO. If such an exercise is effected using shares of Common Stock previously acquired through the exercise of an ISO, the exchange of the previously acquired shares may be a disqualifying disposition of such Common Stock if the holding periods discussed above have not been met.

    If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as a nonqualified option. Subject to certain exceptions for disability or death, an ISO generally will not be eligible for the Federal income tax treatment described above if it is exercised more than three (3) months following a termination of employment.

    CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. With certain exceptions, Section 162(m) of the Code limits the deduction to either the Company or the Participant's employer, as applicable, for compensation paid to the Covered Employees in excess of $1 million dollars per executive per taxable year. However, compensation paid to Covered Employees will not be subject to such deduction limit if it is considered "qualified performance-based compensation" (within the meaning of Section 162(m) of the Code). Compensation to be paid to the Covered Employees under this Plan is intended to be qualified performance-based compensation.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE TRAVELERS PROPERTY CASUALTY CORP. 1999 STOCK INCENTIVE PLAN. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required for the approval and adoption of the Travelers Property Casualty Corp. 1999 Stock Incentive Plan. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against this item and broker nonvotes, if any, will be disregarded and have no effect on the outcome of such vote.

                                    ITEM 4:
                     APPROVAL AND ADOPTION OF AMENDMENT TO
        THE TRAVELERS PROPERTY CASUALTY CORP. 1996 EXECUTIVE OPTION PLAN

    On April 23, 1997, the stockholders of the Company approved the adoption of the Executive Option Plan. On March 16, 1999 the Board of Directors unanimously approved the adoption of an Amendment to the Executive Option Plan and subsequently recommended that such Amendment be submitted to stockholders for approval at the Annual Meeting. The following summary is qualified in its entirety by reference to the Executive Option Plan, as amended by the Amendment. The complete text of the

Amendment is attached hereto as Annex C. Capitalized terms used, but not defined herein, shall have the meanings set forth in the Executive Option Plan and/or the Amendment.

    The Executive Option Plan permits the Company to reward the efforts of the Company's executive officers and to attract new personnel by providing incentives in the form of options to purchase shares of Citigroup Common Stock to executive officers of the Company. Pursuant to the terms of the Executive Option Plan, options to purchase shares of Citigroup Common Stock have been granted to officers of the Company under the TRV Incentive Plan.

    The Board of Directors of Citigroup has approved the adoption of the Citigroup 1999 Stock Incentive Plan (the "Citigroup 1999 Incentive Plan"), which will be presented to the stockholders of Citigroup for approval and adoption at the Citigroup annual meeting on April 20, 1999. The Amendment to the Executive Option Plan will permit the Company to grant options to purchase Citigroup Common Stock under the Citigroup 1999 Incentive Plan, if such plan is approved and adopted by the stockholders of Citigroup, and any successor or replacement plan. The Amendment also incorporates certain conforming amendments, consistent with the corresponding provisions of the Citigroup 1999 Incentive Plan.

    The Executive Option Plan is intended to address certain limitations on the deductibility of executive compensation under Section 162(m) of the Code (the "Section 162(m) Limitations") which limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to Covered Employees (including any deduction with respect to the exercise of a nonqualified option or reload stock option). However, compensation paid to Covered Employees will not be subject to the Section 162(m) Limitations if it is considered "qualified performance-based compensation." Under the regulations to Section 162(m), four (4) tests (the "Qualifying Tests") must be met for compensation to qualify as performance-based compensation. Compensation will not be subject to the deduction limit if (i) it is payable on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goals are established by a compensation committee of the board of directors that is comprised solely of two or more outside directors; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by stockholders before payment; and (iv) the compensation committee certifies that the performance goals have been satisfied before payment. Nonqualified options and reload options are, by virtue of their terms, and in accordance with certain written requirements of Section 162(m) of the Code which are contained within the Executive Option Plan, intended to be qualified performance-based compensation.

    Options will be granted by the Committee in its discretion, and therefore future benefits to be allocated to any individual or group of individuals under the Executive Option Plan are not determinable. All actions of the Committee in connection with awards of options pursuant to the Executive Option Plan must be authorized by the Citigroup Committee or the Citigroup Subcommittee, as the case may be, and are subject to the limitations set forth in the plan under which such options will be granted.

DESCRIPTION OF THE TRAVELERS PROPERTY CASUALTY CORP. EXECUTIVE OPTION PLAN.

    The following is a description of certain of the provisions of the Executive Option Plan, as amended by the Amendment.

    ELIGIBILITY. Executive officers of the Company who hold the office of vice-president or higher, and/or who are Section 16(a) Persons and who contribute significantly to the long-term performance and growth of the Company and Executive officers of subsidiaries of the Company who hold the office of Senior Vice President or higher and who contribute significantly to the long-term performance and growth of the Company or its subsidiaries are eligible to receive Awards under the Executive Option Plan. The number of employees selected to receive options will likely vary from year to year.

    AWARDS. The Executive Option Plan provides for the issuance of options to purchase shares of Citigroup Common Stock to Executive officers by the Committee as authorized by the Citigroup Subcommittee. Awards granted under the Executive Option Plan are governed by the terms of the TRV Incentive Plan or, assuming its adoption and approval, the Citigroup 1999 Incentive Plan and/or any replacement or successor plan adopted by Citigroup (the "Citigroup Option Plans").

    GRANTING OF OPTIONS; ADMINISTRATION. The Committee has the power to determine, among other things, the type, Exercise Price, number and transferability of Options subject to any Award, to determine the terms of vesting, exercisability, timing and payment of any Award, to establish objectives and conditions for earning Awards and to determine whether such objectives or conditions have been met. At the discretion of the Committee, an Executive Officer may also be eligible to receive a Reload Option in connection with an Option exercise.

    COMMITTEE AUTHORITY. The Committee may not delegate its authority over the administration of the Executive Option Plan.

    MAXIMUM NUMBER OF SHARES THAT MAY BE GRANTED TO ANY ONE EXECUTIVE
OFFICER. The aggregate number of shares of Citigroup Common Stock that may be granted to any one Executive Officer pursuant to Awards made under the Executive Option Plan between the effective date of the Executive Option Plan and April 23, 2006 may not exceed eight million (8,000,000) shares, subject to adjustment as provided in the applicable Citigroup Option Plan in the event of any stock split, stock dividend, merger, consolidation, reorganization, combination or exchange of shares or other similar event.

    INCOME AND WITHHOLDING TAXES. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Executive Option Plan, or may permit shares to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with generally accepted accounting principles. It shall be a condition to the obligation of Citigroup to issue Common Stock upon the exercise of an Option that the Executive Officer pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, Citigroup may refuse to issue shares.

    TERMINATION; AMENDMENT. The Executive Option Plan will terminate on the earlier to occur of (a) a resolution of the Board terminating the Executive Option Plan or (b) April 23, 2006. The Executive Option Plan may be amended or suspended from time to time by the Board, provided that no amendment may be made without the approval of the Board of Directors of Citigroup, and no amendment may be made without stockholder approval, if approval by the Company's stockholders is required under applicable law or under the Code, including, but not limited to, Section 162(m). No termination, amendment or suspension of the Executive Option Plan may adversely affect any right of any Executive Officer with respect to any Award theretofore granted, as determined by the Committee, without such Executive Officer's written consent.

    DEFERRALS. If authorized by the Citigroup Committee, the Committee may postpone the exercising of Awards, the issuance or delivery of Citigroup Common Stock under any Award or any action permitted under the Executive Option Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option. In addition, the Committee, as authorized by the Citigroup Committee, may determine that all or a portion of a payment to an Executive Officer, whether to be made in cash, shares of Citigroup Common Stock or a combination thereof, will be deferred for such periods and upon such terms and conditions as the Committee may determine, as authorized by the Citigroup Committee.

    EFFECTIVE DATE OF AMENDMENT. The Amendment to the Executive Option Plan will take effect as of April 30, 1999, assuming receipt of stockholder approval at the Annual Meeting.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE TRAVELERS PROPERTY CASUALTY CORP. 1996 EXECUTIVE OPTION PLAN. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required for the approval and adoption of the Amendment to the Travelers Property Casualty Corp. 1996 Executive Option Plan. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against this item and broker nonvotes, if any, will be disregarded and have no effect on the outcome of such vote.

                           COST OF SOLICITING PROXIES

    The cost of soliciting proxies and the cost of the Annual Meeting will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of the Company, none of whom will be specially compensated for such activities. The Company also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay such brokers, banks and other nominees certain expenses incurred by them for such activities. The Company has retained Morrow & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies, whose fee will consist of the reimbursement of certain out-of-pocket expenses.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

    Any stockholder who intends to present a proposal at the next Annual Meeting of Stockholders and who wishes such proposal to be included in the Proxy Statement for that meeting must submit such proposal in writing to the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, and such proposal must be received on or before November 23, 1999.

                                 OTHER MATTERS

    The Board of Directors and management of the Company know of no other matters to be brought before the Annual Meeting. If other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holder.

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
                                                                         ANNEX A

                 TRAVELERS GROUP AMENDED AND RESTATED EXECUTIVE
                         PERFORMANCE COMPENSATION PLAN

    The following description of the Travelers Group Amended and Restated Executive Performance Compensation Plan (the "Plan") does not purport to be complete and is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement to which this description is annexed.

    The Plan establishes certain performance criteria for determining the maximum amount of bonus compensation available, including that portion of bonuses payable in the form of restricted Citigroup Common Stock under the TRV CAP Plan. The Citigroup Subcommittee is responsible for determining whether such goals have been met. The bonus compensation Mr. Lipp received pursuant to the Plan is inclusive of bonus compensation paid to him for services rendered to each of the Company and Citigroup.

    The creation of a bonus pool in which the Citigroup Covered Employees participate is contingent upon Citigroup achieving at least a 10% Return on Equity, as defined in the Plan. The amount of the bonus pool is calculated based upon the extent to which the Return on Equity exceeds the 10% minimum threshold.

    The Plan establishes that up to 25.2% of any bonus pool established will be available for bonus awards to the chief executive officer and up to 18.7% will be available to each of the other four eligible participants. The Citigroup Subcommittee nevertheless retains discretion to reduce or eliminate payments under the Plan for any of the participating executive officers to take into account subjective factors, including an individual's performance or other relevant criteria.

                                                                         ANNEX B

                       TRAVELERS PROPERTY CASUALTY CORP.
                           1999 STOCK INCENTIVE PLAN
                           (EFFECTIVE APRIL 30, 1999)

1. PURPOSE

    The purposes of the Travelers Property Casualty Corp. 1999 Stock Incentive Plan (the "Plan") are to (i) attract and retain employees by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those employees who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries and (iii) align employees' long-term financial interests with those of the Company's shareholders.

2. EFFECTIVE DATE

    The Plan will become effective April 30, 1999, subject to approval by the stockholders of the Company.

3. DEFINITIONS

    "AWARD" shall mean an Option, SAR or other form of Stock Award granted under the Plan.

    "AWARD AGREEMENT" shall mean the document evidencing an Award granted under the Plan.

    "BOARD" shall mean the Board of Directors of the Company.

    "CHANGE OF CONTROL" shall have the meaning set forth in Section 13.

    "COMMON STOCK" shall mean the Class A common stock of the Company, par value $.01 per share.

    "COVERED EMPLOYEE" shall mean "covered employee" as such term is defined in
    Section 162(m) of the Code.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder.

    "COMPANY" shall mean Travelers Property Casualty Corp., a Delaware corporation.

    "COMMITTEE" shall mean, with respect to Section 16(a) Officers and Covered Employees, the Incentive Compensation Subcommittee, and with respect to all other Participants, the Nominations, Compensation and Corporate Governance Committee of the Board or the Incentive Compensation Subcommittee, as the case may be.

    "DEFERRED STOCK" shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv).

    "EMPLOYEE" shall have the meaning set forth in General Instruction A to the Registration Statement on Form S-8 promulgated under the Securities Act of 1933, as amended, or any successor form or statute, as determined by the Committee.

    "FAIR MARKET VALUE" shall mean the fair market value of the Common Stock, as determined by the Committee.

    "INCENTIVE COMPENSATION SUBCOMMITTEE" shall mean the subcommittee of the Nominations, Compensation and Corporate Governance Committee, appointed by the Nominations, Compensation and

    Corporate Governance Committee, the members of which subcommittee shall satisfy the requirements of Rule 16b-3 under the 1934 Act and who also qualify, and shall remain qualified as "outside directors" as defined in
    Section 162(m) of the Code.

    "ISO" shall mean an incentive stock option as defined in Section 422 of the Code.

    "OPTION" shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time. The term "Option" as used in this Plan, shall include the terms "Reload Option" and "ISO".

    "PARTICIPANT" shall mean an Employee who has been granted an Award under the Plan.

    "PLAN YEAR" shall mean a twelve-month period beginning with January 1 of each year, or any other twelve-month period (or, with respect to the year in which the Plan is adopted or terminates, such shorter period) as determined by the Committee to be a Plan Year.

    "RELOAD OPTION" shall have the meaning set forth in Section 7(a)(ii).

    "RESTRICTED STOCK" shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(iii).

    "SAR" shall mean a stock appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b).

    "SECTION 16(A) OFFICER" shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

    "STOCK AWARD" shall have the meaning set forth in Section 7(c)(i).

    "STOCK UNIT" shall have the meaning set forth in Section 7(c)(v).

    "SUBSIDIARY" shall mean any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its discretion.

    "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4. THE COMMITTEE

    (A) COMMITTEE AUTHORITY. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its discretion, from time to time. The Committee's authority shall include, but not be limited to the authority to
(i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine the method or formula for establishing the fair market value of the Common Stock for various purposes under the Plan; (iv) determine whether and under what circumstances such fair market value may be discounted; and (v) establish all other terms, conditions, restrictions and limitations applicable to Awards and the shares of Common Stock issued pursuant to Awards, including, but not limited to those relating to a Participant's retirement, death, disability, leave of absence or termination of employment. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other determinations which it deems necessary with respect to the administration of the Plan, subject to the limitations contained in Section 4(d) with respect to all Participants and subject to the provisions of Section 162(m) of the Code with respect to Covered Employees. The Committee's right to make any decision or determination under the Plan shall be in its sole and absolute discretion.

    (B) ADMINISTRATION OF THE PLAN. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate in its discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants. The administration of the Plan with respect to Section 16(a) Officers and Covered Employees, to the extent required or appropriate under the 1934 Act and/or Section 162(m) of the Code, shall be managed by the Incentive Compensation Subcommittee.

    (C) DELEGATION OF AUTHORITY. The Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers or Covered Employees.

    (D) PROHIBITION AGAINST REPRICING. In no event shall the Committee have the right to amend an outstanding Award for the sole purpose of reducing the exercise price thereunder.

    (E) INDEMNIFICATION. No member of the Committee shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee shall be entitled to indemnification and reimbursement. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

5. PARTICIPATION

    (A) ELIGIBLE EMPLOYEES. The Committee shall determine which Employees shall be eligible to receive Awards under the Plan.

    (B) PARTICIPATION BY SUBSIDIARIES. Employees of Subsidiaries may participate in the Plan upon approval of the Awards by the Committee. A Subsidiary's participation in the Plan may be terminated at any time by the Committee. If a Subsidiary's participation in the Plan shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee.

    (C) PARTICIPATION OUTSIDE OF THE UNITED STATES. The Committee or its designee shall have the authority to amend the Plan and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by Employees who are located outside of the United States on terms and conditions comparable to those afforded to Employees located within the United States, provided that any such action taken with respect to a Covered Employee shall be taken in compliance with Section 162(m) of the Code.

    (D) CANCELLATION AND MODIFICATION OF AWARDS. In the event of a change in a Participant's duties and responsibilities, or a transfer of the Participant to a different position, the Committee may cancel or modify any Award granted to such Participant or adjust the number of shares of Common Stock subject thereto commensurate with the transfer or change in responsibility, as determined by the Committee, in its discretion, provided that no such action shall violate the provisions of Section 4(d), and further provided that any such action taken with respect to a Covered Employee shall be taken in compliance with Section 162(m) of the Code.

6. AVAILABLE SHARES OF COMMON STOCK

    (A) SHARES SUBJECT TO THE PLAN. Common Stock issued pursuant to Awards granted under the Plan may be shares which have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares may consist of shares purchased in open market transactions.

Subject to the following provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards granted under the Plan shall not exceed four million (4,000,000) shares.

    (B) PRIOR PLANS. Shares available for grant under the Travelers Property Casualty Corp. Capital Accumulation Plan shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).

    (C) FORFEITED AWARDS. Awards or portions of Awards made under the Plan which are forfeited, expire or are canceled or settled without issuance of shares shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).

    (D) SHARES USED TO PAY EXERCISE PRICE AND TAXES. If a Participant pays the exercise price of an Option by surrendering previously owned shares, as may be permitted by the Committee and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld or sold to cover the withholding tax liability associated with the Option exercise, the surrendered shares and shares used to pay taxes shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).

    (E) OTHER ITEMS NOT INCLUDED IN ALLOCATION. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of stock-denominated Awards which by their terms may be settled only in cash; or
(iii) Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become Employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company or a Subsidiary.

    (F) OTHER LIMITATIONS ON SHARES WHICH MAY BE GRANTED UNDER THE PLAN.

        (i) The aggregate number of shares of Common Stock that may be granted to any single individual during the term of the Plan in the form of Options (including Reload Options and ISOs) and/or SARs shall not exceed four million (4,000,000).

        (ii) The aggregate number of shares of Common Stock that may be granted in the form of ISOs shall not exceed four million (4,000,000).

    (G) ADJUSTMENTS. In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting the Common Stock, the Committee may make such adjustments as it may deem appropriate, in its discretion, to (i) the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a);
(ii) to the extent permitted under Section 162(m) of the Code, the maximum number of shares that may be granted pursuant to Section 6(f)(i); (iii) to the extent permitted under Section 422 of the Code, the maximum number of shares that may be granted pursuant to Section 6(f)(ii); (iv) the number or kind of shares subject to an Award; (v) subject to the limitation contained in Section 4(d), the Exercise Price applicable to an Award; and/or (vi) any measure of performance that relates to an Award in order to reflect such change in the Common Stock.

7. AWARDS UNDER THE PLAN

    Awards under the Plan may be granted as Options, SARs, or Stock Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its discretion.

    (A) OPTIONS. Options granted under the Plan, including Reload Options, may be non-qualified stock options, ISOs or any other type of stock option permitted under the Code.

        (I) ISOS. The terms and conditions of any ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee, from time to time. At the discretion of the Committee, ISOs may be granted to any Employee of the Company and its subsidiaries, as such term is defined in Section 424(f) of the Code.

        (II) RELOAD OPTIONS. If a Participant tenders shares of Common Stock to pay the exercise price of an Option, and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld or sold to pay the applicable withholding taxes, the Participant may receive, at the discretion of the Committee, a new "Reload Option" equal to the sum of the number of shares tendered to pay the exercise price and the number of shares used to pay the withholding taxes. Reload Options may be any type of option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee, from time to time. Reload Options may also be granted in connection with the exercise of options granted under any other plan of the Company which may be designated by the Committee, from time to time.

        (III) EXERCISE PRICE. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value at the time of grant.

        (IV) EXERCISE OF OPTIONS. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon payment in full of the Exercise Price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including (1) a cash payment in US dollars (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant for at least six (6) months, valued at the Fair Market Value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold or (4) any combination of the above.

    (B) STOCK APPRECIATION RIGHTS. A stock appreciation right ("SAR") represents the right to receive a payment in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over an amount which shall be no less than the Fair Market Value of the same number of shares at the time the SAR was granted, except that if a SAR is granted retroactively in substitution for an Option, the Fair Market Value established by the Committee may be the Fair Market Value at the time such Option was granted. Any such substitution of a SAR for an Option granted to a Covered Employee may only be made in compliance with the provisions of Section 162(m) of the Code.

    (C) STOCK AWARDS.

        (I) FORM OF AWARDS. The Committee may grant Awards ("Stock Awards") which are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock, including, but not limited to Awards of Restricted Stock, Deferred Stock and Stock Units, subject to such terms, conditions, restrictions and limitations as the Committee may determine to be applicable to such Awards, in its discretion, from time to time. In order to reflect the impact of the conditions, restrictions or limitations applicable to a Stock Award, as well as the possibility of forfeiture or cancellation, the Fair Market Value may be discounted at a rate determined by the Committee, from time to time, for purposes of determining the number of shares of Common Stock allocable to a Stock Award.

        (II) STOCK PAYMENT. Shares of Common Stock may be used as payment for compensation which otherwise would have been delivered in cash (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), and unless otherwise determined by the Committee, no minimum vesting period will apply to such shares. Any Shares used for such payment will be valued at Fair Market Value at the time of payment and shall be subject to such terms, conditions, restrictions and limitations as shall be determined by the Committee at the time of payment.

        (III) RESTRICTED STOCK. Awards of Restricted Stock shall be subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Committee, in its discretion, from time to time. The number of shares of Restricted Stock allocable to an Award under the Plan shall be determined by the Committee, pursuant to a formula approved by the Committee from time to time. In order to reflect the impact of the restrictions on the value of the Restricted Stock, as well as the possibility of forfeiture of the Restricted Stock, the Fair Market Value may be discounted at a rate to be determined by the Committee, for purposes of determining the number of shares allocable to an Award of Restricted Stock. Unless the Committee determines otherwise, Awards of Restricted Stock will carry a minimum vesting period of one (1) year.

        (IV) DEFERRED STOCK. Awards of Deferred Stock shall be subject to the conditions, limitations, and cancellation provisions determined by the Committee, in its discretion, from time to time. A Participant who receives an Award of Deferred Stock shall be entitled to receive the number of shares of Common Stock allocable to his or her Award, as determined by the Committee, pursuant to a formula approved by the Committee from time to time, at the end of a specified deferral period determined by the Committee. In order to reflect the impact of the deferral conditions on the value of an Award of Deferred Stock, as well as the possibility of cancellation of the Deferred Stock Award, the Fair Market Value may be discounted at a rate to be determined by the Committee, for purposes of determining the number of shares allocable to an Award of Deferred Stock. Awards of Deferred Stock represent only an unfunded, unsecured promise to deliver shares in the future and do not give Participants any greater rights than those of an unsecured general creditor of the Company.

        (V) STOCK UNITS. A Stock Unit is an Award denominated in shares of Common Stock, pursuant to a formula determined by the Committee, which may be settled either in shares of Common Stock or in cash, in the discretion of the Committee, subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time.

8. FORFEITURE PROVISIONS FOLLOWING A TERMINATION OF EMPLOYMENT

    In any instance where the rights of a Participant with respect to an Award extend past the date of termination of a Participant's employment, all of such rights shall terminate and be forfeited, if, in the determination of the Committee, the Participant, at any time subsequent to his or her termination of employment engages, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any entity or person engaged in any business in which the Company or its affiliates is engaged, in conduct that breaches his or her duty of loyalty to the Company or a Subsidiary or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly to induce any Employee, agent, insurance agent, insurance broker or broker-dealer of the Company or any Subsidiary to be employed or perform services elsewhere or (iii) any attempt by a Participant directly or indirectly to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary or
(iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section shall be made by the Committee, in its discretion. For purposes of this paragraph, a Participant shall not be deemed to be a stockholder of a competing entity if the Participant's record and beneficial ownership amount to not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Securities Exchange Act of 1934, as amended.

9. DIVIDENDS AND DIVIDEND EQUIVALENTS

    The Committee may provide that Stock Awards shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, including reinvestment in additional shares of Common Stock or common share equivalents. Unless the Committee determines otherwise, Section 16(a) Officers may not participate in dividend reinvestment programs established under the Plan. The Committee shall determine the Participants' rights under the Plan with respect to extraordinary dividends or distributions on the Common Stock.

10. VOTING

    The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that an Award shall carry voting rights, the shares allocated to such Award shall be voted by the Company's Senior Human Resources Officer, or such other person as the Committee may designate in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties). Shares as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received from Participants in the Plan (unless to do so would constitute a violation of fiduciary duties).

11. PAYMENTS AND DEFERRALS

    Payment of Awards may be in the form of cash, Common Stock, other Awards, or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose. The Committee may postpone the exercise of Options or SARs, and may require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time. It also may provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code) would disallow a tax deduction by the Company for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine in its discretion.

12. TRANSFERABILITY

    Unless otherwise determined by the Committee, Awards granted under the Plan and, during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred, other than by will or the laws of descent and distribution. The Committee may permit (on such terms, conditions and limitations as it shall establish) non-qualified Options (including non-qualified Reload Options) and/or shares issued in connection with an Option exercise which are subject to restrictions on transferability, to be transferred one time to a member of a Participant's immediate family or to a trust or similar vehicle for the benefit of a Participant's immediate family members. Except to the extent required by law, no Award or interest of any Participant in the Plan shall be subject to any lien, levy, attachment, pledge, obligation, liability or bankruptcy of a Participant. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable, a permitted transferee.

13. CHANGE OF CONTROL

    (a) The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

        (i) provide for the acceleration of any time periods relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee;

        (ii) provide for the purchase of such Awards, upon the Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;

        (iii) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change; or

        (iv) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such change.

    The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

    (b) A "Change of Control" shall be deemed to occur if and when:

        (i) any person, including a "person" as such term is used in Section 14(d)(2) of the 1934 Act (a "Person"), becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

        (ii) any plan or proposal for the liquidation of the Company is adopted by the stockholders of the Company;

        (iii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

        (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

        (v) there occurs a reorganization, merger, consolidation or other significant corporate transaction involving the Company (a "Transaction") which is deemed to be a "Change of Control" by the Committee.

    Any good faith determination by the Committee as to whether a Change of Control within the meaning of this Section has occurred shall be conclusive and binding on the Participants.

14. AWARD AGREEMENTS

    Each Award under the Plan shall be evidenced by a document (an "Award Agreement") in writing setting forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to the provisions governing vesting, exercisability, payment, amendment, cancellation, forfeiture, and termination of employment and the Company's authority to amend or terminate the Plan and to amend, cancel, or rescind an Award, at any time. The Committee need not require the execution of such document by the Participant, in which case acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time.

15. TAX WITHHOLDING

    The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan, or may permit shares to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with generally accepted accounting principles. It shall be a condition to the obligation of the Company to issue Common Stock upon the exercise of an Option or a SAR that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.

16. OTHER BENEFIT AND COMPENSATION PROGRAMS

    Unless otherwise determined by the Committee, Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary. The adoption of the Plan shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time, free from any claim or liability under the Plan.

17. UNFUNDED PLAN

    Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant any right, title, or interest in any assets of the Company.

18. EXPENSES OF THE PLAN

    The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the Common Stock issued under the Plan.

19. RIGHTS AS A STOCKHOLDER

    Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.

20. FUTURE RIGHTS

    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary or to participate in any other compensation or benefit plan, program or arrangement of the Company or a Subsidiary.

21. AMENDMENT AND TERMINATION

    The Plan may be amended, suspended or terminated at any time by the Committee, provided that no amendment shall be made without stockholder approval, if stockholder approval is required under then applicable law, including tax and/or accounting rules. No termination, suspension or amendment of the Plan shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant's written consent. Unless terminated earlier by the Board, the Plan will terminate on April 30, 2009.

22. SUCCESSORS AND ASSIGNS

    The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

23. GOVERNING LAW

    The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

                                                                         ANNEX C

                                AMENDMENT TO THE
                       TRAVELERS PROPERTY CASUALTY CORP.
                           1996 EXECUTIVE OPTION PLAN

                            Effective April 30, 1999

The Travelers Property Casualty Corp. 1996 Executive Option Plan is hereby amended as follows:

SECTION 1. "PURPOSE" IS HEREBY REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

1. PURPOSE. The purpose of the Travelers Property Casualty Corp. 1996 Executive Option Plan (the "Plan") is to advance the interests of the Company, its Subsidiaries and stockholders by providing incentives in the form of options to purchase shares of common stock of Citigroup Inc. ("Citigroup") to Executive Officers of Travelers Property Casualty Corp. (the "Company") and its Subsidiaries. Option grants will be made under the Citigroup 1999 Stock Incentive Plan, as same may be amended or replaced from time to time ("SIP").

SECTION 2. "DEFINITIONS" IS HEREBY AMENDED BY REPLACING THE EXISTING DEFINITIONS OF "COMMON STOCK", "SIP" AND "SIP COMMITTEE" WITH THE FOLLOWING NEW DEFINITIONS:

    "Common Stock" shall mean the common stock of Citigroup, par value $.01 per share.

    "SIP" shall mean the Citigroup 1999 Stock Incentive Plan, as the same may be amended or replaced from time to time.

    "SIP Committee" shall mean the Incentive Compensation Subcommittee of the Personnel, Compensation and Directors Committee of Citigroup, or such other committee that may, from time to time, have the power and authority to grant awards under SIP to Section 16(a) Persons.

THE DEFINITION OF "TRAVELERS" IS HEREBY DELETED, THE NEW DEFINITION "CITIGROUP" IS INSERTED ALPHABETICALLY AND DEFINED AS FOLLOWS, AND ALL OTHER REFERENCES IN THE PLAN TO "TRAVELERS" SHALL BE REPLACED WITH THE WORD "CITIGROUP":

    "Citigroup" shall mean Citigroup Inc., a Delaware corporation and currently, the majority stockholder of the Company.

SECTION 5. "MAXIMUM NUMBER OF SHARES ISSUABLE TO ANY ONE EXECUTIVE OFFICER" IS HEREBY REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

5. MAXIMUM NUMBER OF SHARES THAT MAY BE GRANTED TO ANY ONE EXECUTIVE OFFICER. The aggregate number of shares of Common Stock that may be granted to any one Executive Officer pursuant to Awards made under this Plan between the effective date of this Plan and April 23, 2006 shall not exceed eight million (8,000,000) shares, subject to adjustment as provided in Section 6 of SIP (or the applicable adjustment provision of any successor or replacement plan).

SECTION 7. "INCENTIVE STOCK OPTIONS" IS HEREBY REPLACED IN ITS ENTIRETY WITH THE
FOLLOWING:

7. INCENTIVE STOCK OPTIONS. The terms and conditions of any Incentive Stock Options granted hereunder shall be subject to the provisions of SIP, the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee, from time to time.

SECTION 8. "INCOME AND WITHHOLDING TAXES" IS HEREBY REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

8. TAX WITHHOLDING. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan, or may permit shares to be tendered or sold, including shares of Common Stock delivered or vested in connection with an award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with generally accepted accounting principles. It shall be a condition to the obligation of Citigroup to issue Common Stock upon the exercise of an Option that the Executive Officer pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, Citigroup may refuse to issue shares.

THE FIRST SENTENCE OF SECTION 13. "TERMINATION; AMENDMENT" IS HEREBY REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

    The Plan shall terminate on the earlier to occur of (a) a resolution of the Board terminating the Plan or (b) April 23, 2006.

THE SECOND SENTENCE OF SECTION 13. IS HEREBY AMENDED BY ADDING THE WORDS "INCLUDING TAX AND OR ACCOUNTING RULES" TO THE END OF SUCH SENTENCE.

EXCEPT AS SPECIFICALLY MODIFIED BY THIS AMENDMENT, ALL OTHER TERMS AND PROVISIONS OF THE PLAN SHALL REMAIN IN FULL FORCE AND EFFECT.

                             WAIT! THERE'S AN EASIER WAY TO SUBMIT YOUR PROXY.

                                       24 HOURS A DAY--7 DAYS A WEEK

        SUBMIT YOUR PROXY BY TELEPHONE                             SUBMIT YOUR PROXY BY INTERNET

        It's fast, convenient, and your                            It's fast, convenient, and your
          submission is immediately                                   submission is immediately
            confirmed and posted.                                       confirmed and posted.

        Call Toll-Free On A Touch Tone Phone                               Go to website:
                 1-800-690-6903                                           WWW.PROXYVOTE.COM

         JUST FOLLOW THESE FOUR EASY STEPS:                        JUST FOLLOW THESE FOUR EASY STEPS:
------------------------------------------------------    ------------------------------------------------------
1. Read the accompanying Proxy Statement and this         1. Read the accompanying Proxy Statement and this
   proxy card.                                               proxy card.

2. Call the toll-free number 1-800-690-6903.              2. Go to website WWW.PROXYVOTE.COM

3. Enter your 12-digit Control Number located on the      3. Enter your 12-digit Control Number located on the
   reverse side.                                             reverse side.

4. Follow the simple recorded instructions.               4. Follow the simple instructions.
------------------------------------------------------    ------------------------------------------------------

                IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.
                                      THANK YOU FOR YOUR PROXY SUBMISSION.


                               Detach Proxy Here
--------------------------------------------------------------------------------

                       TRAVELERS PROPERTY CASUALTY CORP.
             Proxy Solicited on Behalf of the Board of Directors of Travelers Property Casualty Corp. for the Annual Meeting, April 20, 1999

   The undersigned hereby constitutes and appoints Robert I. Lipp, Jay S. Fishman and James M. Michener, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Travelers Property Casualty Corp. (the "Company") to be held in the auditorium at Citigroup Inc., 399 Park Avenue, New York, New York, on Tuesday, April 20, 1999 at 2:30 p.m. local time, and at any adjournments or postponements thereof, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

   If shares of Travelers Property Casualty Corp. Class A Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Travelers Property Casualty Corp. Class A Common Stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting including but not limited to the matters set forth on the reverse side.

   You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephonic or internet voting set forth above and on the reverse side.

   This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all of the Proposals and will be voted in the discretion of the proxies (or, in the case of a Voting Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting.

             CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------

TRAVELERS PROPERTY CASUALTY
CORP. [LOGO]
C/O PROXY SERVICES
P.O. BOX 9079
EDGEWOOD, NY 11717

                               THREE WAYS TO VOTE

VOTE BY PHONE: 1-800-690-6903
1. Read the accompanying Proxy Statement and this proxy card.
2. Call toll free 1-800-690-6903.
3. Enter your 12 digit Control Number, shown below.
4. Follow the simple recorded instructions.

VOTE BY INTERNET: WWW.PROXYVOTE.COM
1. Read the accompanying Proxy Statement and this proxy card.
2. Go to website WWW.PROXYVOTE.COM
3. Enter your 12 digit Control Number, shown below.
4. Follow the simple recorded instructions.

VOTE BY MAIL
1. Mark, sign and date your proxy card.
2. Return it in the enclosed postage paid envelope.

                             YOUR VOTE IS IMPORTANT

      Do not return this proxy card if you vote by telephone or Internet.
                             Detach Proxy Card Here
--------------------------------------------------------------------------------

         ----
         ----
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
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

Vote on Directors

1. Proposal to elect eight directors to a one-year term.

NOMINEES:
01 - Kenneth J. Bialkin  02 - Leslie B. Disharoon 03 - Jay S. Fishman
04 - Robert I. Lipp      05 - Dudley C. Mecum     06 - Frank J. Tasco
07 - Sanford I. Weill    08 - Arthur Zankel


      FOR              WITHHOLD
      ALL    / /         ALL      / /    FOR ALL EXCEPT    / /     To withhold authority to vote, mark
                                                                   "For All Except" and write the
                                                                   nominee's number on the line below.
                                                                   ----------------------------------

Vote on Proposals                              FOR     AGAINST   ABSTAIN
2. Proposal to ratify the selection
   of KPMG LLP as the Company's                / /       / /       / /
   independent auditors for 1999.



                                    FOR   AGAINST   ABSTAIN

3. Proposal to approve and adopt    |  |    |  |      |  |
   the Travelers 1999 Stock         |  |    |  |      |  |
   Incentive Plan.                  |  |    |  |      |  |
                                    ----    ----      ----

                                    FOR   AGAINST   ABSTAIN

4. Proposal to approve and adopt    |  |    |  |      |  |
   an Amendment to the Travelers    |  |    |  |      |  |
   Property Casualty Corp. 1996     |  |    |  |      |  |
   Executive Option Plan.           ----    ----      ----

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


-----------------------------------------------     -----------------------------------------------
Signature (Please sign within box)     Date         Signature (Joint Owners)               Date

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